Prologis Supplemental Information THIRD QUARTER 2026 Unaudited Prologis Park Berlin, Berlin, Germany

Contents Highlights 3 Company Profile 5 Company Performance 7 Prologis Leading Indicators and Proprietary Metrics 8 Guidance Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Income 11 Reconciliations of Net Earnings to FFO 12 Reconciliations of Net Earnings to Adjusted EBITDA Operations 13 Overview 14 Operating Metrics 16 Operating Portfolio 19 Customer Information Capital Deployment 20 Overview 21 Development Stabilizations 22 Development Starts 23 Development Portfolio 24 Third-Party Acquisitions 25 Dispositions and Contributions 26 Land Portfolio 28 Solar and Energy Storage Portfolios Strategic Capital 29 Overview 30 Summary of Co-Investment Ventures 31 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 32 Non-GAAP Pro-Rata Financial Information Capitalization 33 Overview 34 Debt Components – Consolidated 35 Debt Components – Noncontrolling Interests and Unconsolidated Co-Investment Ventures Net Asset Value 36 Components Notes and Definitions 38 Notes and Definitions

$39.7B Build Out of Land (TEI) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis Share of the Operating Portfolio. Overview Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At September 30, 2026, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.3 billion square feet (123 million square meters) in 20 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,500 customers principally across two major categories: business-to-business and retail/online fulfillment. 5,941 Buildings 1.3B Square Feet Europe 266M SF 9% of NOI*(A) Asia 116M SF 2% of NOI*(A) U.S. 815M SF 84% of NOI*(A) Other Americas 130M SF 5% of NOI*(A)

Company Profile Highlights OPERATIONS $7.2B in annual NOI*(A) DEVELOPMENT $610M in value creation from stabilizations(C) GROSS AUM $238B DATA CENTER POWER PIPELINE 5.8GW secured or in advanced stage(E) MARKET EQUITY $126B STRATEGIC CAPITAL $420M of fees and promotes(B) (D) (D) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Q3 2026 Prologis Share of NOI of the Operating Portfolio annualized. Q3 2026 third-party share of asset management fees annualized plus trailing twelve months third-party share of transactional fees and Net Promote Income (Expense). Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional. Our Power Pipeline is comprised of 1.7GW Secured Power (including 680MW under development) and 4.1GW Advanced Stage Power. Please see our Notes and Definitions for further explanation.

Q3 2026 Supplemental PROLOGIS®

Highlights

Company Performance

dollars in millions, except per share/unit data	Three Months Ended September 30,				Nine Months Ended September 30,			
		2026		2025		2026		2025
Rental and other revenues	$	2,224	$	2,064	$	6,544	$	6,098
Strategic capital revenues		164		150		567		439
Total revenues		2,388		2,214		7,111		6,537
Net earnings attributable to common stockholders		816		763		2,857		1,924
Core FFO attributable to common stockholders/unitholders*		1,545		1,426		4,544		4,178
AFFO attributable to common stockholders/unitholders*		1,207		1,064		4,002		3,184
Adjusted EBITDA attributable to common stockholders/unitholders*		2,081		1,868		6,401		5,428
Estimated value creation from development stabilizations - Prologis Share		39		169		516		473
Common stock dividends and common limited partnership unit distributions		1,045		967		3,097		2,898
Per common share - diluted:								
Net earnings attributable to common stockholders	$	0.86	$	0.82	$	3.04	$	2.06
Core FFO attributable to common stockholders/unitholders*		1.60		1.49		4.73		4.37
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*		1.61		1.50		4.72		4.41
Business line reporting:								
Real estate*		1.54		1.43		4.53		4.19
Strategic capital*		0.06		0.06		0.20		0.18
*Core FFO attributable to common stockholders/unitholders**		*1.60*		*1.49*		*4.73*		*4.37*
Realized development gains, net of taxes*		0.08		0.01		0.47		0.05
Dividends and distributions per common share/unit		1.07		1.01		3.21		3.03

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS


$2,000
$1,600
$1,200
$800
$400
$0
$763
$1,398
$980
$1,061
$816
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS*


$2,000
$1,600
$1,200
$800
$400
$0
$1,426
$1,384
$1,440
$1,559
$1,545
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Amount attributable to strategic capital business line

AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS*


$2,000
$1,600
$1,200
$800
$400
$0
$1,064
$1,152
$1,472
$1,323
$1,207
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Amount attributable to realized development gains, net of taxes

5

* This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation.

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS in millions CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions Highlights Company Performance DIVIDENDS AND DISTRIBUTIONS in millions * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation.

LEASE PROPOSALS in millions of square feet U.S. IBI ACTIVITY INDEX diffusion index, points NEW LEASE NEGOTIATION GESTATION in days U.S. SPACE UTILIZATION percent Prologis Leading Indicators and Proprietary Metrics* Highlights 134 Average 86 59.1 Average 57.7 50 Average 54 84.0% Average 85.3% Average 40% 42% Net rentable area of proposals Proposals as a % of available net rentable area * Please see our Notes and Definitions for further explanation.

Q3 2026 Supplemental PROLOGIS®

Highlights

Guidance(A)

dollars in millions, except per share amounts

2026 Guidance	Low	High
Net earnings attributable to common stockholders(B)	$ 4.05	**$ 4.15**
Core FFO attributable to common stockholders/unitholders*(B)	$ 6.25	**$ 6.29**
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*(B)	$ 6.25	**$ 6.29**
Operations		
Average occupancy - Prologis Share	95.25 %	**95.50 %**
Same store NOI - cash - Prologis Share*	7.00 %	**7.50 %**
Same store NOI - net effective - Prologis Share*	5.50 %	**6.00 %**
Other Assumptions		
Strategic capital revenue, excluding promote revenue	$ 650	**$ 660**
Net Promote Income (Expense)	$ –	**$ –**
General & administrative expenses	$ 515	**$ 525**
Realized development gains	$ 600	**$ 700**

Capital Deployment	PROLOGIS SHARE		OWNED AND MANAGED	
	Low	High		
Development stabilizations	$ 2,500	**$ 3,000**	$ 2,750	**$ 3,250**
Development starts	$ 5,000	**$ 5,750**	$ 6,000	**$ 6,750**
Acquisitions	$ 2,100	**$ 2,300**	$ 3,100	**$ 3,400**
Dispositions	$ 1,750	**$ 2,500**	$ 2,500	**$ 3,250**
Contributions	$ 1,750	**$ 2,250**	$ 3,000	**$ 3,500**

Exchange Rates

We have hedged the rates for the majority of our estimated 2026 Euro, Sterling and Yen Core FFO, effectively insulating 2026 results from FX movements in these currencies. For purposes of capital deployment and other metrics, we assumed effective rates for EUR, GBP and JPY of 1.14 ($/€), 1.33 ($/£) and 157.00 (¥/$), respectively.

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Our guidance for 2026 is based on management's current beliefs and assumptions about our business, the industry and the markets in which we operate. Please refer to our "Forward-Looking Statements" and "Risk Factors" disclosure in our public filings for more information.

B. The difference between Core FFO and Net Earnings predominantly relates to real estate depreciation and amortization and gains or losses on dispositions of real estate. See the Notes and Definitions for a reconciliation.

8

Consolidated Balance Sheets Financial Information in thousands September 30, 2026 June 30, 2026 December 31, 2025 Assets: Investments in real estate properties: Operating properties $ 83,327,950 $ 82,117,896 $ 80,561,020 Development portfolio 3,168,563 2,741,535 3,019,009 Land 4,794,539 4,802,617 4,888,153 Other real estate investments 7,468,798 7,351,737 6,661,174 98,759,850 97,013,785 95,129,356 Less accumulated depreciation 16,359,720 15,783,188 14,729,149 Net investments in real estate properties 82,400,130 81,230,597 80,400,207 Investments in and advances to unconsolidated entities 11,505,548 11,467,403 11,093,936 Assets held for sale or contribution 545,788 498,975 203,344 Net investments in real estate 94,451,466 93,196,975 91,697,487 Cash and cash equivalents 2,273,497 1,765,043 1,145,647 Other assets 7,169,743 6,049,854 5,881,122 Total assets $ 103,894,706 $ 101,011,872 $ 98,724,256 Liabilities and Equity: Liabilities: Debt $ 36,832,482 $ 36,442,085 $ 35,037,073 Accounts payable, accrued expenses and other liabilities 6,720,593 6,450,272 5,933,175 Total liabilities 43,553,075 42,892,357 40,970,248 Equity: Stockholders' equity 55,909,034 53,725,722 53,193,178 Noncontrolling interests 3,312,124 3,304,267 3,316,713 Noncontrolling interests - limited partnership unitholders 1,120,473 1,089,526 1,244,117 Total equity 60,341,631 58,119,515 57,754,008 Total liabilities and equity $ 103,894,706 $ 101,011,872 $ 98,724,256

Consolidated Statements of Income Financial Information Three Months Ended Nine Months Ended September 30, September 30, in thousands, except per share amounts 2026 2025 2026 2025 Revenues: Rental $ 2,205,269 $ 2,054,200 $ 6,507,427 $ 6,066,797 Strategic capital 164,326 150,351 566,757 438,652 Development management and other 17,923 9,330 36,509 31,966 Total revenues 2,387,518 2,213,881 7,110,693 6,537,415 Expenses: Rental 511,715 484,635 1,562,859 1,460,915 Strategic capital 84,202 69,270 261,681 194,964 General and administrative 127,597 110,662 384,113 332,234 Depreciation and amortization 710,300 647,999 2,131,324 1,957,278 Other 16,957 8,724 47,246 30,079 Total expenses 1,450,771 1,321,290 4,387,223 3,975,470 Operating income before gains on real estate transactions, net $ 936,747 $ 892,591 $ 2,723,470 $ 2,561,945 Gains on dispositions of development properties and land, net 51,538 15,435 423,717 53,363 Gains on other dispositions of investments in real estate, net 56,435 32,235 359,924 116,078 Operating income $ 1,044,720 $ 940,261 $ 3,507,111 $ 2,731,386 Other income (expense): Earnings from unconsolidated entities, net 155,417 92,827 396,183 268,418 Interest expense (286,955) (258,274) (817,552) (741,891) Foreign currency, derivative and other gains (losses) and other income (expense), net 64,535 100,981 218,809 (53,506) Gains (losses) on early extinguishment of debt, net 144 – (1,777) – Total other income (expense) (66,859) (64,466) (204,337) (526,979) Earnings before income taxes 977,861 875,795 3,302,774 2,204,407 Current income tax benefit (expense) (59,164) (59,847) (196,264) (124,271) Deferred income tax benefit (expense) (38,795) 5,312 (57,839) 2,948 Consolidated net earnings 879,902 821,260 3,048,671 2,083,084 Net earnings attributable to noncontrolling interests (46,191) (38,329) (125,231) (107,044) Net earnings attributable to noncontrolling interests - limited partnership units (16,608) (18,665) (62,170) (47,592) Net earnings attributable to controlling interests 817,103 764,266 2,861,270 1,928,448 Preferred stock dividends (1,369) (1,369) (4,216) (4,326) Net earnings attributable to common stockholders $ 815,734 $ 762,897 $ 2,857,054 $ 1,924,122 Weighted average common shares outstanding - Diluted 968,511 956,603 961,350 955,824 Net earnings per share attributable to common stockholders - Diluted $ 0.86 $ 0.82 $ 3.04 $ 2.06

Q3 2026 Supplemental PROLOGIS®

Financial Information

Reconciliations of Net Earnings to FFO*

in thousands	Three Months Ended September 30, 2026		Three Months Ended September 30, 2025		Nine Months Ended September 30, 2026		Nine Months Ended September 30, 2025	
Net earnings attributable to common stockholders	$	815,734	$	762,897	$	2,857,054	$	1,924,122
Add (deduct) NAREIT defined adjustments:								
Real estate related depreciation and amortization		683,465		626,093		2,052,673		1,896,978
Gains on other dispositions of investments in real estate, net of taxes (excluding development properties and land)		(56,435)		(32,277)		(358,450)		(115,048)
Adjustments related to noncontrolling interests		(11,268)		(13,142)		(35,361)		(48,888)
Our proportionate share of adjustments related to unconsolidated entities		142,760		138,279		426,100		422,637
NAREIT defined FFO attributable to common stockholders/unitholders*	**$**	**1,574,256**	**$**	**1,481,850**	**$**	**4,942,016**	**$**	**4,079,801**
Add (deduct) our modified adjustments:								
Unrealized foreign currency, derivative and other losses (gains), net		12,728		(37,767)		(6,911)		154,948
Deferred income tax expense (benefit)		38,795		(5,312)		57,839		(2,948)
Adjustments related to noncontrolling interests		6		–		503		–
Our proportionate share of adjustments related to unconsolidated entities		437		(1,183)		(5,725)		(2,948)
FFO, as modified by Prologis attributable to common stockholders/unitholders*	**$**	**1,626,222**	**$**	**1,437,588**	**$**	**4,987,722**	**$**	**4,228,853**
Add (deduct) Core FFO defined adjustments:								
Gains on dispositions of development properties and land, net		(51,538)		(15,435)		(423,717)		(53,363)
Current income tax expense (benefit) on dispositions		7,413		2,799		15,473		3,602
Losses (gains) on early extinguishment of debt, net		(144)		–		1,777		–
Venture formation costs		–		–		6,049		–
Adjustments related to noncontrolling interests		–		675		271		3,496
Our proportionate share of adjustments related to unconsolidated entities		(37,380)		3		(43,382)		(4,945)
Core FFO attributable to common stockholders/unitholders*	**$**	**1,544,573**	**$**	**1,425,630**	**$**	**4,544,193**	**$**	**4,177,643**
Add (deduct) AFFO defined adjustments:								
Gains on dispositions of development properties and land, net		51,538		15,435		423,717		53,363
Current income tax benefit (expense) on dispositions		(7,413)		(2,799)		(15,473)		(3,602)
Straight-line rents and amortization of lease intangibles		(174,807)		(162,529)		(501,708)		(530,691)
Property improvements		(98,490)		(109,397)		(195,773)		(212,536)
Turnover costs		(177,483)		(138,212)		(435,258)		(413,577)
Amortization of debt discount, financing costs and management contracts, net		22,126		21,989		65,512		65,310
Stock compensation amortization expense		49,964		44,509		165,744		141,654
Adjustments related to noncontrolling interests		19,656		25,052		59,285		57,628
Our proportionate share of adjustments related to unconsolidated entities		(22,832)		(55,987)		(108,547)		(151,669)
AFFO attributable to common stockholders/unitholders*	**$**	**1,206,832**	**$**	**1,063,691**	**$**	**4,001,692**	**$**	**3,183,523**

11

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Reconciliations of Net Earnings to Adjusted EBITDA* * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Financial Information Three Months Ended Nine Months Ended September 30, September 30, in thousands 2026 2025 2026 2025 Net earnings attributable to common stockholders $ 815,734 $ 762,897 $ 2,857,054 $ 1,924,122 Gains on other dispositions of investments in real estate, net (excluding development properties and land) (56,435) (32,235) (359,924) (116,078) Depreciation and amortization expense 710,300 647,999 2,131,324 1,957,278 Interest charges 254,043 242,992 747,749 694,500 Current and deferred income tax expense, net 97,959 54,535 254,103 121,323 Net earnings attributable to noncontrolling interests - limited partnership units 16,608 18,665 62,170 47,592 NOI adjustments for real estate transactions (1,740) 1,353 12,450 11,663 Preferred stock dividends 1,369 1,369 4,216 4,326 Unrealized foreign currency, derivative and other losses (gains), net 12,728 (37,767) (6,911) 154,948 Stock compensation amortization expense 49,964 44,509 165,744 141,654 Losses (gains) on early extinguishment of debt, net (144) – 1,777 – Venture formation costs – – 6,049 – Adjustments related to noncontrolling interests (28,970) (32,315) (99,398) (97,984) Our proportionate share of adjustments related to unconsolidated entities 209,127 195,704 624,796 585,130 Adjusted EBITDA attributable to common stockholders/unitholders* $ 2,080,543 $ 1,867,706 $ 6,401,199 $ 5,428,474

94.7% 95.2% 95.4% 94.9% 95.1% Average occupancy - Prologis Share OCCUPANCY - OWNED AND MANAGED CUSTOMER RETENTION SAME STORE CHANGE OVER PRIOR YEAR - PROLOGIS SHARE* RENT CHANGE - PROLOGIS SHARE Operations Overview 55.0% 50.1% 43.5% 39.8% 37.1% Trailing four quarters - net effective * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Q3 2026 Supplemental

Operations

Operating Metrics – Owned and Managed

PERIOD ENDING OCCUPANCY


100%
95%
90%
95.4%
95.6%
95.4%
95.6%
95.7%
96.8%
96.2%
96.3%
94.8%
95.9%
95.2%
97.0%
95.7%
96.0%
95.9%
92.8%
94.2%
92.5%
93.8%
93.8%
Q3 25 Q4 25 Q1 26 Q2 26 Q3 26
U.S.
Other Americas
Europe
Asia

square feet in thousands

Leasing Activity[A]	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Square feet of leases commenced:					
Operating Portfolio:					
Renewals	42,720	27,581	45,834	37,951	37,298
New leases	19,631	14,712	16,913	20,605	17,096
Total Operating Portfolio	62,351	42,293	62,747	58,556	54,394
Properties under development	3,252	1,471	3,975	3,171	1,521
Total Square Feet of Leases Commenced	**65,603**	**43,764**	**66,722**	**61,727**	**55,915**
Total square feet of Operating Portfolio leases commenced, including leases greater than one month	70,227	51,686	71,968	69,119	66,529
Weighted average term of leases started (in months)	59	61	58	62	58
Operating Portfolio:					
Trailing twelve months - square feet of leases commenced	218,996	218,329	217,825	225,947	217,990
Trailing twelve months - average % of portfolio	18.3%	18.1%	18.0%	18.7%	17.9%
Rent change (net effective)	42.5%	37.5%	27.1%	30.4%	35.7%
Rent change (net effective) - Prologis Share	49.4%	43.8%	31.9%	36.9%	38.0%
Rent change (cash)	24.3%	21.8%	13.5%	17.0%	21.1%
Rent change (cash) - Prologis Share	29.4%	27.3%	16.8%	22.3%	23.4%

14

A. Amounts exclusive of leases of less than one year, unless otherwise noted.

Q3 2026 Supplemental PROLOGIS®

Operations

Operating Metrics – Owned and Managed

CAPITAL EXPENDITURES

Thousands, except for percentages

	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Property improvements[A]	$ 162,406	$ 205,383	$ 55,122	$ 129,286	$ 158,142
Tenant improvements	104,823	114,505	96,020	105,228	125,973
Leasing commissions	108,666	108,667	89,894	105,944	125,969
Total turnover costs	213,489	223,172	185,914	211,172	251,942
Total Capital Expenditures - Owned and Managed	**$375,895**	**$428,555**	**$241,036**	**$340,458**	**$410,084**
Trailing four quarters - % of Operating Portfolio NOI	15.0%	14.6%	14.2%	13.9%	14.1%
Weighted average ownership percentage	70.7%	69.1%	67.8%	68.3%	74.1%
Total Capital Expenditures - Prologis Share	**$265,774**	**$296,158**	**$163,500**	**$232,500**	**$303,765**

SAME STORE INFORMATION

Thousands, except for percentages

	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Square feet	1,125,601	1,121,839	1,179,564	1,176,523	1,174,783
Average occupancy	95.2%	95.7%	95.4%	95.3%	95.4%
Average occupancy - annual percentage change	(1.3%)	(0.6%)	0.3%	0.1%	0.4%
Period ending occupancy	95.4%	95.8%	95.3%	95.4%	95.5%
Percentage change - Prologis Share*:					
NOI - cash	5.2%	5.7%	8.8%	8.5%	5.9%
NOI - net effective	3.9%	4.7%	6.1%	6.4%	5.7%

PROPERTY IMPROVEMENTS


Per square foot ($)
Trailing four-quarter average
$0.25
$0.20
$0.15
$0.10
$0.05
$0.00
$0.12
$0.12
$0.11
$0.11
$0.11
$0.13
$0.17
$0.05
$0.11
$0.13
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

TURNOVER COSTS ON LEASES COMMENCED


Per square foot ($)
As a % of lease value
$4.50
$3.60
$2.70
$1.80
$0.90
$0.00
10%
8%
6%
4%
2%
0%
7.9%
7.4%
7.3%
8.4%
8.0%
$3.81
$3.89
$3.25
$3.72
$4.02
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
3.2%
3.5%
4.1%
4.4%
4.4%
Free rent as a % of lease value - trailing four quarters

COMPOSITION OF PORTFOLIO (BY UNIT SIZE)


30%
25%
20%
15%
10%
5%
27%
28%
23%
22%
<100KSF
100-250KSF
250-500KSF
>500KSF
92.7%
95.3%
96.7%
98.3%
Period ending occupancy

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Property improvements exclude expenditures related to one-time, structural work on our properties.

15

Q3 2026 Supplemental PROLOGIS®

Operations

Operating Portfolio – Square Feet, Occupied and Leased

square feet in thousands and ordered by Prologis Share of NOI (%)	# of Buildings	Square Feet			Occupied %		Leased %	
	Owned and Managed	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Southern California	555	128,740	108,766	13.4	96.8	96.7	97.4	97.3
New Jersey/New York City	207	54,775	43,391	5.3	94.9	95.3	95.0	95.4
San Francisco Bay Area	298	29,863	24,727	3.0	95.9	96.3	96.0	96.4
Dallas/Ft. Worth	280	61,405	52,519	6.5	96.6	97.1	96.8	97.4
Chicago	320	70,034	54,847	6.8	97.2	96.9	97.9	97.7
South Florida	225	30,382	24,354	3.0	95.3	95.1	95.8	95.6
Atlanta	238	53,295	46,812	5.8	96.3	96.6	96.9	97.4
Lehigh Valley	82	37,215	33,119	4.1	91.4	91.3	91.4	91.3
Seattle	164	26,003	19,072	2.4	97.7	98.5	97.8	98.7
Houston	220	36,907	31,186	3.8	98.0	98.5	98.0	98.5
Baltimore/Washington	137	19,751	16,011	2.0	94.5	95.5	94.8	95.9
Central Valley	46	24,279	22,432	2.8	99.8	99.8	99.8	99.8
Phoenix	82	17,936	15,697	1.9	93.4	93.7	94.4	94.9
Nashville	70	18,501	14,467	1.8	94.3	95.3	95.1	96.4
Las Vegas	82	15,430	9,825	1.2	93.2	95.1	93.7	95.5
Orlando	111	14,363	12,890	1.6	93.9	94.9	95.3	96.2
Cincinnati	72	18,876	16,449	2.0	94.9	95.0	94.9	95.0
Indianapolis	57	20,580	16,531	2.0	96.1	96.7	96.1	96.7
Central PA	37	18,752	14,027	1.7	91.4	88.6	91.4	88.6
Remaining U.S. markets (11 markets)	360	70,201	60,649	7.5	93.7	93.7	94.4	94.3
Total U.S.	**3,643**	**767,288**	**637,771**	**78.6**	**95.7**	**95.8**	**96.1**	**96.3**
Mexico	359	68,488	24,913	3.1	95.3	93.2	95.3	93.2
Canada	42	14,098	14,098	1.7	97.5	97.5	97.5	97.5
Brazil	46	20,149	5,309	0.7	96.6	97.6	96.6	97.6
Total Other Americas	**447**	**102,735**	**44,320**	**5.5**	**95.9**	**95.1**	**95.9**	**95.1**
United Kingdom	185	33,278	12,548	1.6	92.4	90.1	92.4	90.1
Germany	156	41,191	13,129	1.6	98.8	98.9	98.8	98.9
France	154	38,597	13,012	1.6	94.4	94.1	94.7	94.5
Netherlands	128	32,638	10,755	1.3	95.1	93.3	95.1	93.3
Remaining European countries (8 countries)	513	107,208	38,887	4.8	96.7	95.9	97.1	96.5
Total Europe	**1,136**	**252,912**	**88,331**	**10.9**	**95.9**	**94.9**	**96.1**	**95.3**
Japan	76	51,469	11,380	1.4	97.1	92.6	98.1	96.6
China	180	53,290	28,101	3.4	90.7	91.4	91.4	92.1
Singapore	5	951	951	0.1	91.0	91.0	91.0	91.0
India	5	1,150	858	0.1	95.1	94.4	95.1	94.4
Total Asia	**266**	**106,860**	**41,290**	**5.0**	**93.8**	**91.8**	**94.7**	**93.3**
Total Outside the U.S.	**1,849**	**462,507**	**173,941**	**21.4**	**95.4**	**94.2**	**95.7**	**94.8**
Total Operating Portfolio	**5,492**	**1,229,795**	**811,712**	**100.0**	**95.6**	**95.5**	**95.9**	**96.0**

16

Q3 2026 Supplemental PROLOGIS®

Operations

Operating Portfolio – NOI* and Gross Book Value

dollars in thousands and ordered by Prologis Share of NOI (%)	Third Quarter NOI*			Gross Book Value		
	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	% of Total
Southern California	$ 411,442	$ 347,678	19.5	$ 21,484,484	$ 18,818,313	19.1
New Jersey/New York City	192,246	153,493	8.6	10,138,863	8,327,885	8.5
San Francisco Bay Area	118,844	100,151	5.6	5,151,877	4,290,134	4.4
Dallas/Ft. Worth	110,350	94,905	5.3	5,714,659	4,875,316	5.0
Chicago	120,045	92,856	5.2	6,923,079	5,414,279	5.5
South Florida	100,215	79,969	4.5	5,667,342	4,666,661	4.7
Atlanta	89,919	77,608	4.3	4,674,513	4,093,267	4.2
Lehigh Valley	77,917	69,452	3.9	4,805,696	4,370,487	4.4
Seattle	71,486	52,996	3.0	4,028,287	3,164,848	3.2
Houston	61,005	52,564	2.9	3,761,384	3,240,657	3.3
Baltimore/Washington	59,206	48,110	2.7	2,962,966	2,423,729	2.5
Central Valley	52,493	47,643	2.7	2,230,367	2,020,790	2.0
Phoenix	35,301	30,993	1.7	2,089,044	1,800,161	1.8
Nashville	37,405	30,543	1.7	1,847,251	1,490,850	1.5
Las Vegas	40,624	26,701	1.5	1,873,036	1,144,647	1.2
Orlando	29,191	26,590	1.5	1,561,613	1,414,797	1.4
Cincinnati	27,142	23,778	1.3	1,341,038	1,190,812	1.2
Indianapolis	26,665	21,886	1.2	1,413,075	1,186,072	1.2
Central PA	27,015	19,553	1.1	1,696,301	1,307,295	1.3
Remaining U.S. markets (11 markets)	126,080	108,114	6.0	6,253,413	5,373,602	5.5
Total U.S.	**1,814,591**	**1,505,583**	**84.2**	**95,618,288**	**80,614,602**	**81.9**
Mexico	122,015	43,394	2.4	5,668,256	2,070,808	2.1
Canada	38,523	38,523	2.2	1,567,096	1,567,096	1.6
Brazil	36,008	9,627	0.5	1,112,154	321,414	0.3
Total Other Americas	**196,546**	**91,544**	**5.1**	**8,347,506**	**3,959,318**	**4.0**
United Kingdom	106,872	39,236	2.2	8,789,775	3,538,258	3.6
Germany	76,612	24,303	1.4	5,145,533	1,624,049	1.7
France	58,292	19,409	1.1	4,086,512	1,315,297	1.3
Netherlands	57,675	18,565	1.0	3,965,201	1,248,227	1.3
Remaining European countries (8 countries)	159,339	57,224	3.2	9,653,107	3,427,737	3.5
Total Europe	**458,790**	**158,737**	**8.9**	**31,640,128**	**11,153,568**	**11.4**
Japan	89,779	18,485	1.0	7,222,841	1,487,910	1.5
China	27,431	9,965	0.6	2,946,785	986,497	1.0
Singapore	2,674	2,674	0.2	152,057	152,057	0.2
India	1,005	742	0.0	41,819	30,970	0.0
Total Asia	**120,889**	**31,866**	**1.8**	**10,363,502**	**2,657,434**	**2.7**
Total Outside the U.S.	**776,225**	**282,147**	**15.8**	**50,351,136**	**17,770,320**	**18.1**
Total Operating Portfolio	**$ 2,590,816**	**$ 1,787,730**	**100.0**	**$ 145,969,424**	**$ 98,384,922**	**100.0**

17

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Q3 2026 Supplemental PROLOGIS®

Operations

Operating Portfolio – Summary by Division

square feet and dollars in thousands	# of Buildings	Square Feet			Occupied %		Leased %	
	Owned and Managed	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Consolidated								
Total U.S.	2,861	627,076	590,792	72.8	95.8	95.9	96.3	96.4
Total Outside the U.S.	202	54,554	54,262	6.7	90.4	90.4	91.7	91.7
Total Operating Portfolio - Consolidated	**3,063**	**681,630**	**645,054**	**79.5**	**95.4**	**95.4**	**95.9**	**96.0**
Unconsolidated								
Total U.S.	782	140,212	46,979	5.8	95.0	95.0	95.1	95.1
Total Outside the U.S.	1,647	407,953	119,679	14.7	96.1	96.0	96.3	96.2
Total Operating Portfolio - Unconsolidated	**2,429**	**548,165**	**166,658**	**20.5**	**95.8**	**95.7**	**96.0**	**95.9**
Total								
Total U.S.	3,643	767,288	637,771	78.6	95.7	95.8	96.1	96.3
Total Outside the U.S.	1,849	462,507	173,941	21.4	95.4	94.2	95.7	94.8
Total Operating Portfolio	**5,492**	**1,229,795**	**811,712**	**100.0**	**95.6**	**95.5**	**95.9**	**96.0**
Value-Added Properties - Consolidated	13	3,283	3,273		27.4	27.1	27.4	27.1
Value-Added Properties - Unconsolidated	20	2,660	767		35.6	35.3	42.6	41.4
Total Operating Properties	**5,525**	**1,235,738**	**815,752**		**95.3**	**95.2**	**95.6**	**95.6**

	Third Quarter NOI*			Gross Book Value		
	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	% of Total
Consolidated						
Total U.S.	$ 1,476,449	$ 1,392,087	77.9	$ 79,027,240	$ 75,040,135	76.3
Total Outside the U.S.	70,174	69,912	3.9	4,151,314	4,140,465	4.2
Total Operating Portfolio - Consolidated	**$ 1,546,623**	**$ 1,461,999**	**81.8**	**$ 83,178,554**	**$ 79,180,600**	**80.5**
Unconsolidated						
Total U.S.	$ 338,142	$ 113,496	6.3	$ 16,591,048	$ 5,574,467	5.6
Total Outside the U.S.	706,051	212,235	11.9	46,199,822	13,629,855	13.9
Total Operating Portfolio - Unconsolidated	**$ 1,044,193**	**$ 325,731**	**18.2**	**$ 62,790,870**	**$ 19,204,322**	**19.5**
Value-Added Properties - Consolidated	$ (185)	$ (200)		$ 427,787	$ 423,535	
Value-Added Properties - Unconsolidated	$ 1,067	$ 299		$ 394,346	$ 111,130	

18

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Q3 2026 Supplemental PROLOGIS®

Operations

Customer Information

Top Customers - Operating Portfolio

square feet in thousands

Owned and Managed

		% of Net Effective Rent	Total Square Feet
1	Amazon	5.6	54,381
2	Home Depot	1.7	19,886
3	FedEx	1.4	11,534
4	DSV	1.3	14,823
5	DHL	1.2	12,569
6	Geodis	1.0	14,076
7	GXO	0.8	10,297
8	UPS	0.8	10,553
9	Kuehne + Nagel	0.8	8,796
10	Walmart	0.7	9,063
Top 10 Customers		**15.3**	**165,978**
11	CEVA Logistics	0.7	10,451
12	Maersk	0.6	5,978
13	Mercado Libre	0.6	7,537
14	Wayfair	0.4	5,783
15	Pepsi	0.4	4,398
16	GigaCloud	0.4	3,577
17	Samsung	0.4	5,145
18	Zongteng	0.4	4,217
19	Ryder	0.4	3,600
20	Lululemon	0.4	2,481
21	Tesla	0.4	2,904
22	NFI Industries	0.4	3,160
23	Burlington Stores	0.4	3,130
24	Berkshire Hathaway	0.3	2,951
25	DP World	0.3	3,138
Top 25 Customers		**21.8**	**234,428**

Remaining Lease Expirations - Operating Portfolio

square feet and dollars in thousands, except per square foot amounts

Owned and Managed

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2026[(A)]	36,736	231,956	2.2	6.31
2027[(A)]	189,845	1,344,430	13.0	7.08
2028	191,972	1,577,941	15.3	8.22
2029	169,027	1,473,613	14.2	8.72
2030	151,912	1,393,071	13.5	9.17
Thereafter	435,663	4,321,326	41.8	9.92
Total	**1,175,155**	**10,342,337**	**100.0**	**8.80**
Weighted average term of leases remaining				3.9 years

Prologis Share

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2026[(A)]	22,498	140,910	2.0	6.26
2027[(A)]	122,654	909,865	12.8	7.42
2028	121,021	1,042,621	14.6	8.62
2029	111,394	1,010,092	14.2	9.07
2030	97,758	943,231	13.2	9.65
Thereafter	299,672	3,083,056	43.2	10.29
Total	**774,997**	**7,129,775**	**100.0**	**9.20**
Weighted average term of leases remaining				4.0 years

A. We have signed leases, which were due to expire in 2026 and 2027, totaling 27 million square feet and 49 million square feet, in our Owned and Managed portfolio (1.8% and 3.4% of total net effective rent) and 16 million square feet and 31 million square feet on a Prologis Share basis (1.7% and 3.2% of total net effective rent). These are excluded from 2026 and 2027 expirations and are reflected in the new year of expiration.

19

M&A and Significant Portfolio Activity $23,200 $3,100 $800 — — DEVELOPMENT STARTS (TEI) in millions DEVELOPMENT STABILIZATIONS (TEI) dollars in millions ACQUISITION ACTIVITY(A) in millions LAND PORTFOLIO dollars in millions Capital Deployment Overview – Prologis Share Outside the U.S. U.S. Est Value Creation $1,583 $917 $773 $568 $516 Est Wtd Avg Stabilized Yield 6.3% 6.3% 6.1% 6.7% 6.9% Est Build Out(B): Sq Ft in millions 207 TEI $36,700 YTD This data excludes acquisitions of land. The estimated build out includes the land portfolio, Covered Land Plays and other land that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements.

Q3 2026 Supplemental PROLOGIS®

Capital Deployment

Development Stabilizations

	Three Months Ended September 30, 2026			Nine Months Ended September 30, 2026		
		TEI			TEI	
square feet and dollars in thousands	Square Feet	Owned and Managed	Prologis Share	Square Feet	Owned and Managed	Prologis Share
Central	–	$ –	$ –	1,086	$ 179,669	$ 179,669
East	59	17,535	17,535	1,432	246,009	176,703
West[(A)(B)]	1,139	248,967	248,682	3,283	740,442	651,079
Total Industrial U.S.	**1,198**	**266,502**	**266,217**	**5,801**	**1,166,120**	**1,007,451**
Canada	–	–	–	1,217	221,834	221,834
Brazil	–	–	–	106	9,009	1,802
Mexico	–	–	–	1,021	117,637	117,637
Total Other Americas	**–**	**–**	**–**	**2,344**	**348,480**	**341,273**
Northern Europe	276	34,711	9,295	607	97,790	58,201
Southern Europe	341	69,907	69,907	799	118,856	118,856
Central Europe	–	–	–	1,078	79,157	79,157
United Kingdom	91	52,061	52,061	483	174,998	174,998
Total Europe	**708**	**156,679**	**131,263**	**2,967**	**470,801**	**431,212**
Japan	–	–	–	1,095	168,704	168,704
China	–	–	–	–	–	–
India	109	4,116	3,499	671	27,249	18,246
Total Asia	**109**	**4,116**	**3,499**	**1,766**	**195,953**	**186,950**
Total Industrial Outside the U.S.	**817**	**160,795**	**134,762**	**7,077**	**1,015,234**	**959,435**
Total Data Center	**–**	**–**	**–**	**432**	**214,548**	**193,093**
Total Development Stabilizations	**2,015**	**$ 427,297**	**$ 400,979**	**13,310**	**$ 2,395,902**	**$ 2,159,979**
Percent build-to-suit			17.5 %			34.9 %
Estimated weighted average stabilized yield			5.6 %			6.9 %
Annualized estimated NOI			$ 22,571			$ 148,463
Estimated weighted average stabilized cap rate			5.1 %			5.4 %
Estimated weighted average margin			9.7 %			23.9 %
Estimated value creation			**$ 38,888**			**$ 515,526**

A. TEI amount includes development on yards, parking lots, and other non-industrial assets that will be included in other real estate investments upon completion.
B. Amounts include a development recorded as a note receivable that is included in other real estate investments.

21

Capital Deployment

Q3 2026 Supplemental PROLOGIS®

Development Starts

square feet and dollars in thousands	Three Months Ended September 30, 2026 Square Feet	Leased % at Start	TEI Owned and Managed	TEI Prologis Share	Nine Months Ended September 30, 2026 Square Feet	Leased % at Start	TEI Owned and Managed	TEI Prologis Share
Central	2,915	0.0	$ 325,540	$ 325,465	5,184	0.0	$ 634,206	$ 461,751
East	1,441	10.4	199,586	155,474	3,681	13.3	630,934	469,808
West (A)(B)	818	24.8	261,263	261,263	2,906	10.7	706,515	561,396
Total Industrial U.S.	**5,174**	**6.8**	**786,389**	**742,202**	**11,771**	**6.8**	**1,971,655**	**1,492,955**
Canada (A)	–	–	–	–	–	100.0	52,152	52,152
Mexico	–	–	–	–	–	–	–	–
Brazil	1,346	0.0	139,549	139,549	1,346	0.0	139,549	139,549
Total Other Americas	**1,346**	**0.0**	**139,549**	**139,549**	**1,346**	**0.0**	**191,701**	**191,701**
Northern Europe	–	–	–	–	980	12.9	180,789	99,260
Southern Europe	425	100.0	61,972	61,972	888	85.7	121,482	121,482
Central Europe	372	100.0	25,227	12,613	865	100.0	62,879	50,265
United Kingdom	–	–	–	–	274	23.7	58,394	58,394
Total Europe	**797**	**100.0**	**87,199**	**74,585**	**3,007**	**60.4**	**423,544**	**329,401**
Japan	–	–	–	–	–	–	–	–
China	–	–	–	–	–	–	–	–
India	338	0.0	10,881	7,862	1,230	0.0	49,556	40,736
Total Asia	**338**	**0.0**	**10,881**	**7,862**	**1,230**	**0.0**	**49,556**	**40,736**
Total Industrial Outside the U.S.	**2,481**	**32.1**	**237,629**	**221,996**	**5,583**	**32.6**	**664,801**	**561,838**
Total Data Center	**–**	**–**	**–**	**–**	**1,966**	**100.0**	**2,091,099**	**2,034,444**
Total Development Starts	**7,655**	**15.0**	**$ 1,024,018**	**$ 964,198**	**19,320**	**23.7**	**$ 4,727,555**	**$ 4,089,237**
Percent build-to-suit				18.3 %				64.2 %
Estimated weighted average stabilized yield				6.6 %				7.7 %
Annualized estimated NOI				$ 63,187				$ 316,278
Estimated weighted average stabilized cap rate				5.6 %				5.8 %
Estimated weighted average margin				16.1 %				28.4 %
Estimated value creation				**$ 155,395**				**$ 1,160,715**

A. TEI amount includes development on yards, parking lots, and other non-industrial assets that will be included in other real estate investments upon completion.
B. Amounts include a development recorded as a note receivable that is included in other real estate investments.

22

Q3 2026 Supplemental PROLOGIS®

Capital Deployment

Development Portfolio

	Pre-Stabilized Developments				Under Development: 2026 Expected Completion			Under Development: 2027 and Thereafter Expected Completion			Total Development Portfolio: Owned and Managed			Total Development Portfolio: Prologis Share		
			TEI	TEI		TEI	TEI		TEI	TEI						
square feet and dollars in thousands	Sq Ft	Leased %	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Leased %	TEI	Sq Ft	Leased %	TEI
Central	–	–	$ –	$ –	229	$ 39,921	$ 14,395	4,954	$ 591,637	$ 430,263	5,183	0.0	$ 631,558	3,803	0.0	$ 444,658
East[(A)(B)]	1,536	35.1	419,188	412,219	1,072	293,031	273,306	3,449	579,736	391,926	6,057	33.8	1,291,955	5,254	31.0	1,077,451
West[(A)]	438	0.0	125,279	125,279	785	238,425	154,159	4,771	761,347	501,926	5,994	46.7	1,125,051	3,549	45.7	781,364
Total Industrial U.S.	**1,974**	**27.3**	**544,467**	**537,498**	**2,086**	**571,377**	**441,860**	**13,174**	**1,932,720**	**1,324,115**	**17,234**	**28.1**	**3,048,564**	**12,606**	**25.8**	**2,303,473**
Canada[(A)]	–	100.0	52,345	52,345	–	–	–	–	–	–	–	100.0	52,345	–	100.0	52,345
Mexico	–	–	–	–	963	107,357	107,357	–	–	–	963	24.8	107,357	963	24.8	107,357
Brazil	–	–	–	–	119	10,963	2,193	3,492	326,246	176,888	3,611	59.5	337,209	1,799	23.9	179,081
Total Other Americas	**–**	**100.0**	**52,345**	**52,345**	**1,082**	**118,320**	**109,550**	**3,492**	**326,246**	**176,888**	**4,574**	**52.2**	**496,911**	**2,762**	**24.2**	**338,783**
Northern Europe	–	–	–	–	347	49,932	49,932	854	161,499	80,750	1,201	28.9	211,431	774	44.8	130,682
Southern Europe	170	73.6	31,208	27,423	113	13,733	13,733	888	121,278	121,278	1,171	85.3	166,219	1,140	84.9	162,434
Central Europe	–	–	–	–	493	37,216	37,216	372	25,227	12,613	865	100.0	62,443	680	100.0	49,829
United Kingdom[(A)]	505	54.2	292,970	292,970	1,468	318,140	318,140	–	–	–	1,973	88.3	611,110	1,973	88.3	611,110
Total Europe	**675**	**59.1**	**324,178**	**320,393**	**2,421**	**419,021**	**419,021**	**2,114**	**308,004**	**214,641**	**5,210**	**75.9**	**1,051,203**	**4,567**	**81.8**	**954,055**
Japan	672	73.7	105,902	105,902	395	80,753	80,753	2,011	363,129	363,129	3,078	34.1	549,784	3,078	34.1	549,784
China[(A)]	–	–	–	–	–	–	–	1,158	74,464	74,464	1,158	0.0	74,464	1,158	0.0	74,464
India	–	–	–	–	1,191	48,214	40,982	750	26,504	21,141	1,941	5.4	74,718	1,607	5.6	62,123
Total Asia	**672**	**73.7**	**105,902**	**105,902**	**1,586**	**128,967**	**121,735**	**3,919**	**464,097**	**458,734**	**6,177**	**18.7**	**698,966**	**5,843**	**19.5**	**686,371**
Total Industrial Outside the U.S.	**1,347**	**66.4**	**482,425**	**478,640**	**5,089**	**666,308**	**650,306**	**9,525**	**1,098,347**	**850,263**	**15,961**	**46.9**	**2,247,080**	**13,172**	**42.1**	**1,979,209**
Total Data Center	**–**	**–**	**–**	**–**	**–**	**–**	**–**	**2,182**	**2,588,342**	**2,486,381**	**2,182**	**100.0**	**2,588,342**	**2,082**	**100.0**	**2,486,381**
Total Development Portfolio	**3,321**	**43.2**	**$ 1,026,892**	**$1,016,138**	**7,175**	**$ 1,237,685**	**$1,092,166**	**24,881**	**$ 5,619,409**	**$ 4,660,759**	**35,377**	**41.0**	**$7,883,986**	**27,860**	**39.0**	**$6,769,063**
Cost to complete			$146,570	$145,607		$217,683	$192,145		$3,236,652	$2,794,370			$3,600,905			$3,132,122
Percent build-to-suit				16.7 %			73.8 %			62.7 %						57.6 %
Estimated weighted average stabilized yield				6.1 %			6.2 %			7.5 %						7.1 %

Annualized estimated NOI	$ 481,079
Estimated weighted average stabilized cap rate	5.7 %
Estimated weighted average margin	20.9 %
Estimated value creation	**$1,413,651**

A. TEI amount includes development on yards, parking lots, and other non-industrial assets that will be included in other real estate investments upon completion.
B. Amounts include a development recorded as a note receivable that is included in other real estate investments.

23

Q3 2026 Supplemental PROLOGIS®

Capital Deployment
Third-Party Acquisitions

square feet and dollars in thousands	Three Months Ended September 30, 2026				Nine Months Ended September 30, 2026			
	Square Feet		Acquisition Price		Square Feet		Acquisition Price	
	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Prologis Wholly-Owned (A)	4,880	3,913	$ 650,074	$ 522,399	9,238	8,271	$ 1,492,615	$ 1,364,940
Prologis Co-Investment Ventures	61	34	49,814	27,418	61	34	49,814	27,418
Total U.S.	**4,941**	**3,947**	**699,888**	**549,817**	**9,299**	**8,305**	**1,542,429**	**1,392,358**
Prologis Wholly-Owned	–	–	–	–	–	–	–	–
Prologis Co-Investment Ventures	–	–	–	–	–	–	–	–
Total Other Americas	**–**	**–**	**–**	**–**	**–**	**–**	**–**	**–**
Prologis Wholly-Owned	–	–	–	–	706	706	40,952	40,952
Prologis Co-Investment Ventures (B)	1,131	566	187,995	93,998	8,569	2,894	1,152,511	396,813
Total Europe	**1,131**	**566**	**187,995**	**93,998**	**9,275**	**3,600**	**1,193,463**	**437,765**
Prologis Wholly-Owned	–	–	–	–	–	–	–	–
Prologis Co-Investment Ventures	–	–	–	–	448	113	169,452	42,363
Total Asia	**–**	**–**	**–**	**–**	**448**	**113**	**169,452**	**42,363**
Total Outside the U.S.	**1,131**	**566**	**187,995**	**93,998**	**9,723**	**3,713**	**1,362,915**	**480,128**
Total Third-Party Building Acquisitions	**6,072**	**4,513**	**$ 887,883**	**$ 643,815**	**19,022**	**12,018**	**$ 2,905,344**	**$ 1,872,486**
Weighted average stabilized cap rate				**4.2%**				**4.2%**
Acquisitions of other real estate investments (C)			59,432	58,027			221,356	216,556
Total Third-Party Acquisitions			**$ 947,315**	**$ 701,842**			**$ 3,126,700**	**$ 2,089,042**

A. Amounts include the acquisition of our partner's 80% interest in an unconsolidated joint venture.
B. Amounts include the acquisition of properties from a third-party partner for the formation of a new co-investment venture in Europe.
C. Amounts include the acquisition of non-industrial assets, including yards and renewable energy assets.

24

Q3 2026 Supplemental PROLOGIS

Capital Deployment

Dispositions and Contributions

square feet and dollars in thousands	Three Months Ended September 30, 2026				Nine Months Ended September 30, 2026			
	Square Feet		Sales Price		Square Feet		Sales Price	
	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Third-Party Building Dispositions								
Prologis Wholly-Owned [(A)]	352	352	$ 46,685	$ 46,685	5,209	5,208	$ 865,907	$ 865,882
Prologis Co-Investment Ventures	872	301	98,700	36,373	872	301	98,700	36,373
Total U.S.	**1,224**	**653**	**145,385**	**83,058**	**6,081**	**5,509**	**964,607**	**902,255**
Prologis Wholly-Owned	–	–	–	–	–	–	–	–
Prologis Co-Investment Ventures	–	–	–	–	634	219	36,600	12,636
Total Other Americas	**–**	**–**	**–**	**–**	**634**	**219**	**36,600**	**12,636**
Prologis Wholly-Owned	–	–	–	–	–	–	–	–
Prologis Co-Investment Ventures	299	80	28,785	7,709	1,209	536	189,652	88,143
Total Europe	**299**	**80**	**28,785**	**7,709**	**1,209**	**536**	**189,652**	**88,143**
Prologis Wholly-Owned	–	–	–	–	–	–	–	–
Prologis Co-Investment Ventures	–	–	–	–	609	99	98,536	16,012
Total Asia	**–**	**–**	**–**	**–**	**609**	**99**	**98,536**	**16,012**
Total Outside the U.S.	**299**	**80**	**28,785**	**7,709**	**2,452**	**854**	**324,788**	**116,791**
Total Third-Party Building Dispositions	**1,523**	**733**	**$ 174,170**	**$ 90,767**	**8,533**	**6,363**	**$ 1,289,395**	**$ 1,019,046**
Building Contributions to Co-Investment Ventures								
U.S. Co-Investment Ventures	–	–	$ –	$ –	–	–	$ –	$ –
Total U.S.	**–**	**–**	**–**	**–**	**–**	**–**	**–**	**–**
Other Americas Co-Investment Ventures	–	–	–	–	590	590	90,850	59,434
Europe Co-Investment Ventures[(B)]	–	–	–	–	2,362	2,362	427,498	302,969
Asia Co-Investment Ventures	–	–	–	–	–	–	–	–
Total Outside the U.S.	**–**	**–**	**–**	**–**	**2,952**	**2,952**	**518,348**	**362,403**
Total Building Contributions to Co-Investment Ventures	**–**	**–**	**–**	**–**	**2,952**	**2,952**	**518,348**	**362,403**
Total Building Dispositions and Contributions	**1,523**	**733**	**$ 174,170**	**$ 90,767**	**11,485**	**9,315**	**$ 1,807,743**	**$ 1,381,449**
Weighted average stabilized cap rate				**5.1 %**				**5.1 %**
Contributions of land and properties under development			102,800	59,344			789,363	398,748
Third-party land dispositions			1,695	1,695			11,203	11,203
Dispositions of other real estate investments[(C)]			34,222	17,355			195,587	63,375
Grand Total Dispositions and Contributions			**$ 312,887**	**$ 169,161**			**$ 2,803,896**	**$ 1,854,775**

A. Amounts include the disposition of properties by a consolidated entity in which we have less than 100% ownership interest.
B. Amounts include the contribution of properties by Prologis for the formation of a new co-investment venture in Europe.
C. Amounts include the disposition of non-industrial assets, including yards and data centers. Dispositions of Non-Strategic Assets are included as third-party building dispositions.

25

Q3 2026 Supplemental PROLOGIS®

Capital Deployment

Land Portfolio – Owned and Managed

square feet and dollars in thousands, including markets where we own land ordered by Prologis Share of Operating Portfolio NOI (%)	Acres			Current Book Value				
	Owned and Managed	Prologis Share	Estimated Build Out (Sq Ft)		Owned and Managed		Prologis Share	% of Total
Southern California	500	476	9,094	$	513,203	$	503,394	10.3
New Jersey/New York City	316	316	2,854		320,484		320,484	6.6
San Francisco Bay Area	85	75	1,263		156,782		134,239	2.7
Dallas/Ft. Worth	475	474	7,323		177,653		177,467	3.6
Chicago	111	111	1,842		56,042		55,996	1.1
South Florida	92	92	1,419		163,551		163,531	3.3
Atlanta	106	106	1,157		13,178		13,178	0.3
Lehigh Valley	72	72	537		45,653		45,653	0.9
Seattle	49	49	892		39,451		39,451	0.8
Houston	247	247	3,567		114,791		114,791	2.4
Baltimore/Washington	100	100	1,108		69,009		69,009	1.4
Central Valley	634	634	10,781		223,340		223,339	4.6
Phoenix	183	183	2,878		55,692		55,692	1.1
Nashville	407	407	5,749		201,337		201,337	4.1
Las Vegas	965	965	11,477		469,998		469,998	9.6
Orlando	119	102	1,701		38,768		33,151	0.7
Indianapolis	4	4	38		284		284	0.0
Remaining U.S. markets (9 markets)	483	483	7,174		176,891		176,851	3.6
Total U.S.	**4,948**	**4,896**	**70,854**		**2,836,107**		**2,797,845**	**57.1**
Mexico	946	813	17,548		317,401		303,204	6.2
Canada	362	362	6,451		661,168		661,168	13.5
Brazil	513	453	10,616		236,560		225,459	4.6
Total Other Americas	**1,821**	**1,628**	**34,615**		**1,215,129**		**1,189,831**	**24.3**
United Kingdom	268	258	5,184		300,328		249,465	5.1
Germany	85	65	1,810		114,469		88,093	1.8
France	185	184	3,380		91,512		90,567	1.8
Netherlands	78	78	2,043		89,079		89,079	1.8
Remaining European countries (7 countries)	725	667	14,031		183,388		166,592	3.4
Total Europe	**1,341**	**1,252**	**26,448**		**778,776**		**683,796**	**13.9**
Japan	90	90	6,103		160,114		160,114	3.3
China	78	78	2,499		6,656		6,656	0.1
India	274	233	6,359		74,164		63,032	1.3
Total Asia	**442**	**401**	**14,961**		**240,934**		**229,802**	**4.7**
Total Outside the U.S.	**3,604**	**3,281**	**76,024**		**2,234,839**		**2,103,429**	**42.9**
Total Land Portfolio	**8,552**	**8,177**	**146,878**	**$**	**5,070,946**	**$**	**4,901,274**	**100.0**

26

Q3 2026 Supplemental PROLOGIS®

Capital Deployment

Land Portfolio – Summary and Roll Forward

	Acres			Current Book Value		
dollars in thousands	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	% of Total
Central	1,445	1,444	17.7	$ 600,041	$ 599,809	12.2
East	878	861	10.5	668,954	663,317	13.5
West	2,625	2,591	31.7	1,567,112	1,534,719	31.4
Total U.S.	**4,948**	**4,896**	**59.9**	**2,836,107**	**2,797,845**	**57.1**
Mexico	946	813	9.9	317,401	303,204	6.2
Canada	362	362	4.4	661,168	661,168	13.5
Brazil	513	453	5.5	236,560	225,459	4.6
Total Other Americas	**1,821**	**1,628**	**19.8**	**1,215,129**	**1,189,831**	**24.3**
Central Europe	446	434	5.3	121,056	119,177	2.4
Northern Europe	206	168	2.1	215,006	183,630	3.7
Southern Europe	421	392	4.8	142,386	131,524	2.7
United Kingdom	268	258	3.2	300,328	249,465	5.1
Total Europe	**1,341**	**1,252**	**15.4**	**778,776**	**683,796**	**13.9**
Japan	90	90	1.1	160,114	160,114	3.3
China	78	78	1.0	6,656	6,656	0.1
India	274	233	2.8	74,164	63,032	1.3
Total Asia	**442**	**401**	**4.9**	**240,934**	**229,802**	**4.7**
Total Outside the U.S.	**3,604**	**3,281**	**40.1**	**2,234,839**	**2,103,429**	**42.9**
Total Land Portfolio	**8,552**	**8,177**	**100.0**	**$ 5,070,946**	**$ 4,901,274**	**100.0**
Estimated build out of land portfolio (in TEI)				$ 24,300,000	$ 23,400,000	
Estimated build out of Covered Land Plays (in TEI)				7,800,000	6,400,000	
Estimated build out of other land (in TEI)[(A)]				7,600,000	6,900,000	
Total				**$ 39,700,000**	**$ 36,700,000**	

Land Roll Forward – Prologis Share	U.S.	Other Americas	Europe	Asia	Total
At June 30, 2026	**$ 2,792,982**	**$ 1,215,604**	**$ 635,903**	**$ 252,178**	**$ 4,896,667**
Acquisitions	42,403	–	54,980	–	97,383
Reclassifications	85,003	21,889	7,380	–	114,272
Dispositions and contributions	–	–	–	(1,695)	(1,695)
Development starts	(209,757)	(57,772)	(19,838)	(443)	(287,810)
Infrastructure costs	88,641	17,458	5,782	6,774	118,655
Effect of changes in foreign exchange rates and other	(1,427)	(7,348)	(411)	(27,012)	(36,198)
At September 30, 2026	**$ 2,797,845**	**$ 1,189,831**	**$ 683,796**	**$ 229,802**	**$ 4,901,274**

27

A. Amounts include approximately 3,300 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements.

Q3 2026 Supplemental PROLOGIS®

Capital Deployment

Solar and Energy Storage Portfolios – Owned and Managed

dollars in thousands, including markets where we own solar assets, ordered by Prologis Share of Operating Portfolio NOI (%)	Operating Portfolio		Under Development		
	Capacity (MW)	Gross Book Value	Capacity (MW)	Current Investment	TEI
Southern California	77	$ 185,353	26	$ 61,641	$ 85,117
New Jersey/New York City	88	212,740	60	174,564	224,583
Chicago	18	45,009	40	97,289	131,369
San Francisco Bay Area	18	47,603	23	44,119	70,532
Central Valley	32	63,514	10	14,798	30,593
Baltimore/Washington	2	4,672	27	83,108	110,171
Remaining U.S. markets (5 markets)	7	13,155	12	16,204	46,999
Total U.S.	**242**	**572,046**	**198**	**491,723**	**699,364**
Mexico	25	21,636	12	5,707	11,573
Total Other Americas	**25**	**21,636**	**12**	**5,707**	**11,573**
Germany	54	46,267	9	1,306	7,441
Italy	16	10,358	9	3,041	8,159
Remaining European countries (6 countries)	20	17,255	17	7,957	13,010
Total Europe	**90**	**73,880**	**35**	**12,304**	**28,610**
Japan	67	81,891	10	2,353	8,466
China	25	13,912	–	–	–
Singapore	5	4,110	–	–	–
Total Asia	**97**	**99,913**	**10**	**2,353**	**8,466**
Total Outside the U.S.	**212**	**195,429**	**57**	**20,364**	**48,649**
Total Solar Portfolio	**454**	**767,475**	**255**	**512,087**	**748,013**
Energy Storage Portfolio	**82**	**108,964**	**10**	**11,974**	**12,589**
Total Solar and Energy Storage Portfolio	**536**	**$ 876,439**	**265**	**$ 524,061**	**$ 760,602**

Third party and other	867	Investment Tax Credits ("ITC")	(303,371)
Projects awaiting final commissioning[(A)]	14	**TEI, Net of ITCs**	**457,231**
Total installed capacity	**1,417**	**Estimated weighted average stabilized yield**	**11.1 %**

28

A. These projects are also included as under development in the solar and energy storage portfolio.

THIRD-PARTY AUM dollars in billions THIRD-PARTY FEE RELATED AND PROMOTE REVENUE in millions FEE RELATED EARNINGS ANNUALIZED* in millions NET PROMOTE INCOME (EXPENSE) dollars in millions Strategic Capital Overview 95.0% 93.0% 95.0% 93.6% 91.9% % Open end/Public * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. A. Net Promote Income (Expense) in 2025 is negative due to expense from the amortization of stock compensation issued to employees related to promote income recognized in prior periods. (A)

Strategic Capital

Q3 2026 Supplemental PROLOGIS®

Summary of Co-Investment Ventures

THIRD-PARTY AUM: $68.3B
in billions, except for (number of ventures)

BY GEOGRAPHY



Asia (5)
$10.0
U.S. (4)
$27.5
Europe (3)
$23.1
Other (C)
Americas (2)
$7.7

BY STRUCTURE



Publicly listed (3)
$13.3
Closed end (6)
$5.5
Open end (5)
$49.5

BY STRATEGY



Development /
Value Add (4)
$3.3
Stabilized (10)
$65.0

FINANCIAL HIGHLIGHTS

in thousands	Co-Investment Ventures (at 100%) (A)		
	Consolidated	Unconsolidated	Total
Square Feet	78,212	550,825	629,037
GBV of Operating Buildings	$ 8,532,936	$ 63,185,216	$ 71,718,152
GBV of Real Estate	$ 8,548,298	$ 66,645,934	$ 75,194,232
Third-party debt	$ –	$ 20,496,120	$ 20,496,120

PROMOTE OPPORTUNITIES (B)

	Q1	Q2	Q3	Q4
2026				•
2027	—	• • •	•	—
2028	—	• • •	• •	•
2029	—	• • •	•	—
2030	•	• • •	•	—

• Represents an individual co-investment venture eligible to earn promotes. Eligibility does not imply likelihood of realization, and there can be no assurance that any promotes will be earned.

A. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' standalone financial statements calculated on a different basis.

B. Does not include promotes earned upon liquidation of a venture or stabilization of properties, or for certain ventures, promotes based on cumulative returns that do not have a scheduled promote period.

C. Our co-investment venture in Mexico is U.S. dollar functional and included in Other Americas.

30

Q3 2026 Supplemental PROLOGIS

Strategic Capital

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%)(A)

dollars in thousands	U.S.	Other Americas	Europe	Asia	Total
Operating Information	**For the Three Months Ended September 30, 2026**				
Rental revenue	$ 458,376	$ 218,607	$ 569,125	$ 145,099	$ 1,391,207
Rental expense	(111,902)	(33,527)	(116,547)	(37,582)	(299,558)
General and administrative expense	(21,238)	(21,716)	(25,739)	(15,024)	(83,717)
Depreciation and amortization expense	(142,315)	(63,491)	(229,524)	(48,981)	(484,311)
Other operating revenue (expense)	–	(141)	(505)	3	(643)
Operating income (expense) before gains on real estate transactions, net	**182,921**	**99,732**	**196,810**	**43,515**	**522,978**
Gains (losses) on dispositions of investments in real estate, net	44,622	(2,794)	1,380	14,676	57,884
Operating income (expense)	**227,543**	**96,938**	**198,190**	**58,191**	**580,862**
Interest expense	(78,967)	(31,658)	(55,780)	(12,607)	(179,012)
Current and deferred income tax benefit (expense)	(218)	(367)	(30,532)	(3,160)	(34,277)
Foreign currency, derivative and other gains (losses) and other income (expense), net	1,630	5,714	(4,960)	158	2,542
Net earnings (loss)	**149,988**	**70,627**	**106,918**	**42,582**	**370,115**
Real estate related depreciation and amortization expense	137,630	63,178	225,256	47,573	473,637
Losses (gains) on dispositions of investments in real estate, net of taxes	(28,887)	2,794	711	(14,676)	(40,058)
Unrealized foreign currency, derivative and other losses (gains), net	–	(1,500)	5,263	(1,490)	2,273
Deferred income tax expense (benefit)	–	–	–	–	–
FFO, as modified by Prologis*	**258,731**	**135,099**	**338,148**	**73,989**	**805,967**
Core FFO defined adjustments	(15,735)	–	(3,015)	–	(18,750)
Core FFO*	**$ 242,996**	**$ 135,099**	**$ 335,133**	**$ 73,989**	**$ 787,217**
Balance Sheet Information	**At September 30, 2026**				
Operating properties, before depreciation	$ 16,591,048	$ 6,474,213	$ 30,879,902	$ 9,240,053	$ 63,185,216
Accumulated depreciation	(3,604,390)	(1,158,854)	(6,090,103)	(1,385,220)	(12,238,567)
Properties under development, land and other real estate	1,280,531	1,468,297	494,753	217,137	3,460,718
Other assets	1,371,541	557,910	1,676,615	468,667	4,074,733
Total assets	**$ 15,638,730**	**$ 7,341,566**	**$ 26,961,167**	**$ 8,540,637**	**$ 58,482,100**
Third-party debt	$ 7,469,656	$ 2,513,187	$ 7,139,678	$ 3,373,599	$ 20,496,120
Other liabilities	1,024,911	369,373	2,895,511	350,122	4,639,917
Total liabilities	**$ 8,494,567**	**$ 2,882,560**	**$ 10,035,189**	**$ 3,723,721**	**$ 25,136,037**
Weighted average ownership	**33.9%**	**32.2%**	**33.3%**	**15.8%**	**30.8%**

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' standalone financial statements calculated on a different basis.

31

Non-GAAP Pro-Rata Financial Information(A) Strategic Capital dollars in thousands Noncontrolling Interests included in Consolidated Amounts* Prologis Share of Unconsolidated Co-Investment Ventures* Operating Information For the Three Months Ended September 30, 2026 Rental revenue $ 114,844 $ 432,764 Rental expense (27,358) (91,369) General and administrative expense (12,334) (27,745) Depreciation and amortization expense (34,683) (151,375) Other operating income (expense) 151 (177) Operating income before gains 40,620 162,098 Gains (losses) on dispositions of investments in real estate, net 5,725 16,399 Operating income 46,345 178,497 Interest expense (559) (54,113) Current and deferred income tax benefit (expense) (89) (9,908) Foreign currency, derivative and other gains (losses) and other income (expense), net 485 3,806 Earnings from unconsolidated co-investment ventures, net 9 – Net earnings 46,191 118,282 Real estate related depreciation and amortization expense 33,806 148,039 Losses (gains) on other dispositions of investments in real estate, net of taxes (excluding development properties and land) (5,725) (10,613) NAREIT defined FFO* 74,272 255,708 Unrealized foreign currency, derivative and other losses (gains), net (6) 436 FFO, as modified by Prologis* 74,266 256,144 Core FFO defined adjustments – (6,035) Core FFO* $ 74,266 $ 250,109 Balance Sheet Information At September 30, 2026 Operating properties, before depreciation $ 4,002,206 $ 19,315,452 Accumulated depreciation (1,018,321) (3,797,369) Properties under development, land and other real estate 208,661 1,217,721 Other assets 268,542 1,350,701 Total assets $ 3,461,088 $ 18,086,505 Third-party debt $ 31,089 $ 5,804,187 Other liabilities 117,875 1,160,485 Total liabilities $ 148,964 $ 6,964,672 Weighted average ownership 33.6% 30.8 % Noncontrolling interests investment $ 3,312,124 Investment in and advances to unconsolidated co-investment ventures $ 10,716,099 Investment in and advances to other unconsolidated ventures 789,449 Investment in and advances to unconsolidated entities $ 11,505,548 * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated.

Q3 2026 Supplemental

Capitalization

Overview

ASSETS UNDER MANAGEMENT
dollars in millions



$168,545
$237,893
$237,893
$245,000
$210,000
$175,000
$140,000
$105,000
$70,000
$35,000
$0
Debt $42,606
Market Equity $125,939
Investment Capacity $3,168
AUM Strategic Capital $104,787
Investors' share of ventures $66,180
Prologis Share of ventures $35,439
Direct owned and other $133,106
Total Enterprise Value(A) $168,545
Asia 6.3%
Other Americas 2.6%
Europe 16.0%
U.S.(B) 75.1%
Enterprise Value(A)
AUM by Ownership
AUM by Geography

U.S. DOLLAR EXPOSURE
dollars in millions



$168,545
$42,606
$125,939
Outside the U.S. 16.1%
U.S. Dollar (B) 83.9%
Outside the U.S. 54.5%
U.S. Dollar(B) 45.5%
Outside the U.S. 3.7%
U.S. Dollar (B) 96.3%
Enterprise Value(A)
Debt
Market Equity

Debt Metrics(C) – Prologis Share	September 30, 2026	June 30, 2026
Debt as % of gross Market Capitalization*	23.9 %	23.9 %
Debt as % of gross real estate assets*	34.3 %	35.7 %
Secured debt as % of gross real estate assets*	0.4 %	0.4 %
Unencumbered gross real estate assets to unsecured debt*	268.0 %	267.0 %
Fixed charge coverage ratio*	6.2x	6.4x
Fixed charge coverage ratio, excluding development gains*	5.8x	5.9x
Debt/Adjusted EBITDA*	4.5x	4.7x
Debt/Adjusted EBITDA, excluding development gains*	4.9x	5.1x
Weighted average interest rate	3.3 %	3.3 %
Weighted average remaining maturity in years	7.6	7.9
Percentage of floating rate debt	5.1 %	4.3 %
Credit Ratings at September 30, 2026(D)		
Moody's	A2 (Outlook Stable)	
Standard & Poor's	A (Outlook Stable)	

DEBT BY CURRENCY – PROLOGIS SHARE



Other 7.7%
JPY 8.5%
GBP 7.5%
EUR 30.8%
USD 45.5%

UNENCUMBERED ASSETS – PROLOGIS SHARE: $114.5B
in billions



Other $7.7
CIP & Land $9.2
Operating Properties $97.6

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.
A. Enterprise value is calculated using Prologis' stock price of $129.84 at September 30, 2026.
B. Mexico is included in the U.S. as it is U.S. dollar functional.
C. The detailed calculations are included in the Notes and Definitions section and are not in accordance with the applicable Securities and Exchange Commission ("SEC") rules.
D. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

33

Q3 2026 Supplemental PROLOGIS®

Capitalization

Debt Components – Consolidated

dollars in thousands

Maturity	Unsecured Senior Notes	Unsecured Credit Facilities and Commercial Paper	Unsecured Term Loans and Other	Secured Mortgage	Total	Wtd. Avg. Interest Rate	% Fixed
2026	$ 399,879	$ 785,686	$ 3	$ 4,951	$ 1,190,519	1.9 %	34 %
2027	1,970,029	–	45,887	29,776	2,045,692	2.2 %	99 %
2028	2,571,753	–	139,793	16,458	2,728,004	3.3 %	96 %
2029	3,365,073	–	14,638	11,830	3,391,541	2.7 %	99 %
2030	3,031,771	–	31,848	5,659	3,069,278	2.7 %	99 %
2031	3,065,754	–	275,867	17,607	3,359,228	3.1 %	100 %
2032	2,704,811	–	764,346	18,715	3,487,872	2.3 %	92 %
2033	2,862,796	–	165,760	98,181	3,126,737	4.4 %	98 %
2034	3,625,451	–	389,178	–	4,014,629	3.8 %	97 %
2035	2,625,334	–	–	–	2,625,334	3.6 %	100 %
2036	934,080	–	–	15,000	949,080	4.3 %	100 %
Thereafter	7,362,577	–	–	–	7,362,577	3.6 %	100 %
Subtotal	**$ 34,519,308**	**$ 785,686**	**$ 1,827,320**	**$ 218,177**	**$ 37,350,491**	**3.2 %**	**96 %**
Unamortized net premiums (discounts)	(385,117)	–	–	5,770	(379,347)		
Unamortized finance costs	(131,748)	–	(6,101)	(813)	(138,662)		
Total consolidated debt, net of premiums (discounts)	**$ 34,002,443**	**$ 785,686**	**$ 1,821,219**	**$ 223,134**	**$ 36,832,482**		
Weighted average interest rate	3.3 %	2.6 %	2.1 %	4.1 %	3.2 %		
Weighted average remaining maturity in years	8.2	0.0	5.8	5.9	7.9		

Prologis consolidated debt by local currency

	Senior Notes	Credit Facilities and Commercial Paper	Term Loans and Other	Secured Mortgage	Total	Investment Hedges[A]	Total	% of Total
USD	$ 16,498,458	$ –	$ 6,525	$ 169,105	$ 16,674,088	$ (686,315)	$ 15,987,773	43 %
EUR	11,100,549	686,978	229,598	–	12,017,125	–	12,017,125	32 %
GBP	1,820,000	–	–	–	1,820,000	686,315	2,506,315	7 %
JPY	1,816,405	–	1,378,623	–	3,195,028	–	3,195,028	9 %
CAD	2,345,027	98,708	–	–	2,443,735	–	2,443,735	7 %
Other	422,004	–	206,473	54,029	682,506	–	682,506	2 %
Total Debt	**$34,002,443**	**$ 785,686**	**$ 1,821,219**	**$ 223,134**	**$36,832,482**	**$ –**	**$36,832,482**	**100 %**

Liquidity

Aggregate lender commitments:	
Credit facilities	$ 6,371,060
Less: Credit facilities borrowings outstanding	–
Less: Commercial paper borrowings outstanding[B]	785,686
Less: Outstanding letters of credit	22,656
Current availability	5,562,718
Cash and cash equivalents	2,273,497
Short-term investments[C]	1,000,000
Total liquidity	**$ 8,836,215**

A. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See page 30 for our market equity exposure by currency.
B. We are required to maintain available commitments under our credit facilities in an amount at least equal to the commercial paper borrowings outstanding.
C. These investments have original maturities of four to six months and mature between December 2026 and February 2027.

34

Q3 2026 Supplemental PROLOGIS

Capitalization

Debt Components – Noncontrolling Interests and Unconsolidated Co-Investment Ventures[(A)]

dollars in thousands

Maturity	Noncontrolling Interests: Unsecured	Secured	Total	Wtd. Avg. Interest Rate	% Fixed	Prologis Share of Unconsolidated Co-Investment Ventures: Unsecured[(B)]	Secured	Total	Wtd. Avg. Interest Rate	% Fixed
2026	$ –	$ 166	$ 166	3.8 %	100 %	$ 20,271	$ 42,353	$ 62,624	3.3 %	92 %
2027	–	829	829	3.9 %	100 %	183,088	33,072	216,160	3.0 %	98 %
2028	9,596	390	9,986	6.9 %	4 %	370,343	52,275	422,618	3.5 %	81 %
2029	2,236	410	2,646	6.4 %	15 %	929,593	–	929,593	4.0 %	51 %
2030	–	430	430	3.3 %	100 %	496,272	–	496,272	3.0 %	99 %
2031	–	1,861	1,861	3.3 %	100 %	741,368	12,777	754,145	3.6 %	75 %
2032	–	473	473	3.3 %	100 %	476,337	28,424	504,761	2.6 %	94 %
2033	–	12,300	12,300	4.1 %	100 %	483,273	70,891	554,164	3.4 %	100 %
2034	–	–	–	–	–	414,852	15,493	430,345	4.5 %	100 %
2035	–	–	–	–	–	617,632	–	617,632	4.9 %	100 %
2036	–	1,500	1,500	5.6 %	100 %	379,701	–	379,701	4.6 %	100 %
Thereafter	–	–	–	–	–	469,345	–	469,345	4.5 %	100 %
Subtotal	**$ 11,832**	**$ 18,359**	**$ 30,191**	**5.2 %**	**61 %**	**$ 5,582,075**	**$255,285**	**$5,837,360**	**3.8 %**	**87 %**
Unamortized net premiums (discounts)	–	984	984			(13,155)	77	(13,078)		
Unamortized finance costs	–	(86)	(86)			(18,791)	(1,304)	(20,095)		
Noncontrolling interests and Prologis Share of unconsolidated debt, net of unamortized premiums (discounts) and finance costs	**$ 11,832**	**$ 19,257**	**$ 31,089**			**$ 5,550,129**	**$254,058**	**$5,804,187**		
Weighted average interest rate	7.0 %	4.0 %	5.2 %			3.8 %	3.9 %	3.8 %		
Weighted average remaining maturity in years	1.8	6.6	4.7			5.8	3.8	5.7		

Noncontrolling interests share of consolidated debt by local currency

	Unsecured	Secured	Total	% of Total
USD	$ –	$ 19,257	$ 19,257	62 %
EUR	–	–	–	–
GBP	–	–	–	–
JPY	–	–	–	–
CAD	–	–	–	–
Other	11,832	–	11,832	38 %
Total debt	**$ 11,832**	**$ 19,257**	**$ 31,089**	**100 %**

Prologis Share of unconsolidated debt by local currency

	Unsecured	Secured	Total	Investment Hedges[(C)]	Total	% of Total
USD	$ 3,408,527	$ 21,133	$ 3,429,660	$ –	$3,429,660	58 %
EUR	1,574,330	48,565	1,622,895	(536,713)	1,086,182	19 %
GBP	194,314	57,143	251,457	437,885	689,342	12 %
JPY	351,687	84,735	436,422	–	436,422	8 %
CAD	–	–	–	–	–	–
Other	21,271	42,482	63,753	98,828	162,581	3 %
Total debt	**$ 5,550,129**	**$254,058**	**$5,804,187**	**$ –**	**$5,804,187**	**100 %**

A. Refer to the Non-GAAP Pro-Rata Financial Information section in Notes and Definitions for further explanation on how these amounts are calculated.
B. The maturity of certain unsecured debt (Prologis Share $843 million) is reflected at the extended maturity dates as the extension is at the venture's option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 30 for our market equity exposure by currency.

35

Q3 2026 Supplemental PROLOGIS®

Net Asset Value

Components – Prologis Share

in thousands, except for percentages and per square foot amounts

Operating Portfolio

	Square Feet	Gross Book Value	GBV per Sq Ft	Adjusted Cash NOI (Actual)*	Adjusted Cash NOI (Pro Forma)*	Annualized Adjusted Cash NOI*	Percent Occupied
Consolidated							
U.S.	590,792	$ 75,040,135	$ 127	$ 1,380,389	$ 1,380,389	$ 5,521,556	95.9 %
Other Americas	17,834	1,873,293	105	42,052	42,052	168,208	93.0 %
Europe	7,268	1,038,022	143	10,748	10,748	42,992	83.7 %
Asia	29,160	1,229,150	42	16,714	16,714	66,856	90.5 %
NOI adjustments for mid-quarter acquisitions/development completions					3,512	14,048	
Total consolidated operating portfolio	**645,054**	**79,180,600**	**123**	**1,449,903**	**1,453,415**	**5,813,660**	**95.4 %**
Unconsolidated							
U.S.	46,979	5,574,467	119	110,422	110,422	441,688	95.0 %
Other Americas	26,486	2,086,025	79	46,456	46,456	185,824	96.5 %
Europe	81,063	10,115,546	125	150,917	150,917	603,668	95.9 %
Asia	12,130	1,428,284	118	16,943	16,943	67,772	95.0 %
Net Property Management Income					10,002	43,565	
NOI adjustments for mid-quarter acquisitions/development completions					918	3,672	
Total unconsolidated operating portfolio	**166,658**	**19,204,322**	**115**	**324,738**	**335,658**	**1,346,189**	**95.7 %**
Total Operating Portfolio	**811,712**	**$ 98,384,922**	**$ 121**	**$ 1,774,641**	**$ 1,789,073**	**$ 7,159,849**	**95.5 %**

Development Portfolio

	Square Feet	Investment Balance	TEI	TEI per Sq Ft		Annualized Estimated NOI	Percent Leased
Consolidated							
Pre-stabilized developments							
U.S.	1,935	$ 459,467	$ 537,499	$ 278		$ 36,790	25.9 %
Other Americas	–	49,780	52,345	–		2,593	100.0 %
Europe	615	246,274	316,608	515		15,894	55.1 %
Asia	672	98,508	105,902	158		6,029	73.7 %
Properties under development							
U.S.(A)	9,815	2,061,166	3,794,915	387		298,170	
Other Americas	2,309	110,879	246,906	107		22,265	
Europe	3,309	172,943	540,299	163		30,693	
Asia	5,171	206,736	580,469	112		30,235	
Total consolidated development portfolio	**23,826**	**3,405,753**	**6,174,943**	**259**		**442,669**	
Unconsolidated							
U.S.	2,938	305,016	457,440	156		30,264	
Other Americas	453	17,812	39,532	87		2,973	
Europe	643	49,451	97,148	151		5,173	
Asia	–	–	–	–		–	
Total unconsolidated development portfolio	**4,034**	**372,279**	**594,120**	**147**		**38,410**	
Total Development Portfolio	**27,860**	**$ 3,778,032**	**$ 6,769,063**	**$ 243**		**$ 481,079**	
Prologis Share of est. value creation (see Capital Deployment - Development Portfolio)		1,413,651					
Total Development Portfolio, including est. value creation		**$ 5,191,683**					

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Amounts include a development recorded as a note receivable that is included in other real estate investments.

36

Components – Continued Net Asset Value in thousands Balance Sheet and Other Items Other assets Cash and cash equivalents $ 2,273,497 Restricted cash 64,404 Short-term investments 1,000,000 Accounts receivable, prepaid assets and other tangible assets 1,771,577 Gross book value of other real estate investments and assets held for sale 7,301,764 Value added operating properties 427,787 Prologis receivable from unconsolidated co-investment ventures 444,093 Investments in and advances to other unconsolidated joint ventures 789,449 Total other assets $ 14,072,571 Other liabilities Accounts payable and other current liabilities $ 2,799,090 Deferred income taxes 215,482 Value added tax and other tax liabilities 38,218 Tenant security deposits 460,982 Other liabilities 836,449 Total other liabilities $ 4,350,221 Noncontrolling Interests and Unconsolidated Co-Investment Ventures Less: noncontrolling interests share of net tangible other liabilities (assets) $ (134,007) Prologis Share of unconsolidated net tangible other assets (liabilities) 335,940 Less: noncontrolling interests share of value added operating properties (4,252) Prologis Share of unconsolidated value added operating properties 111,130 Land Current book value of land 4,794,539 Less: noncontrolling interests share of the current book value of land (17,538) Prologis Share of book value of land in unconsolidated co-investment ventures 124,273 Debt (at par) and Preferred Stock Consolidated debt $ 37,350,491 Noncontrolling interests share of consolidated debt (30,191) Prologis Share of unconsolidated co-investment ventures' debt 5,837,360 Preferred stock 63,948 Common Stock and Limited Partnership Units Outstanding shares of common stock and limited partnership units 969,464 Strategic Capital / Development Management Strategic Capital Third-party share of asset management fees from consolidated and unconsolidated co-investment and other ventures (current quarter/annualized) $ 95,276 $ 381,104 Third-party share of transactional fees from consolidated and unconsolidated co-investment and other ventures (current quarter/trailing twelve months) 16,350 47,782 Strategic capital expenses for asset management and transactional fees (current quarter/trailing twelve months) (40,413) (156,489) Fee Related Earnings $ 71,213 $ 272,397 Net Promote Income (Expense) (current quarter/trailing twelve months)(A) $ (10,158) $ (8,672) Net Promote Income (Expense) (five-year average) $ 190,198 Development management revenue (current quarter/trailing twelve months) $ 17,923 $ 43,413 Net Promote Income (Expense) is negative for the trailing twelve months due to expense primarily from amortization of stock compensation issued to employees related to promote income recognized in prior periods.

Notes and Definitions Prologis Park Eemhaven, Eemhaven, the Netherlands

Q3 2026 Supplemental PROLOGIS®

Notes and Definitions

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission ("SEC") on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation. Certain statements in this document are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Please refer to our "Forward-Looking Statements" and "Risk Factors" disclosure in our public filings for more information.

Acquisition Price, as presented for building acquisitions, represents economic cost. This amount includes the building purchase price plus 1) transaction closing costs, 2) due diligence costs, 3) immediate capital expenditures (including two years of property improvements and all leasing commissions and tenant improvements required to stabilize the property), and 4) the effects of marking assumed debt to market.

Adjusted Cash NOI (Actual) is a non-Generally Accepted Accounting Principles ("GAAP") financial measure and a component of Net Asset Value ("NAV"). It is used to assess the operating performance of our properties and enables both management and investors to estimate the fair value of our Operating Portfolio. A reconciliation of rental revenues and rental expenses reported in our Consolidated Statement of Income to Adjusted Cash NOI (Actual) for the most recent quarter ended for the consolidated Operating Portfolio is as follows (in thousands):

Rental revenues	$ 2,205,269
Rental expenses	(511,715)
NOI	1,693,554
Net termination fees and adjustments (a)	(5,684)
Less: actual NOI for Development Portfolio and other real estate investments and other	(88,132)
Less: Net Property Management Income	(48,796)
Less: properties contributed or sold (b)	(1,550)
Less: noncontrolling interests share of NOI less termination fees and adjustments	(87,393)
Prologis Share of adjusted NOI for consolidated Operating Portfolio at September 30, 2026	**$ 1,461,999**
Straight-line rents (c)	(89,477)
Free rent (c)	94,545
Amortization of lease intangibles (c)	(66,540)
Net Property Management Income	48,796
Effect of foreign currency exchange (d)	(1,119)
Less: noncontrolling interests	1,699
Third Quarter Adjusted Cash NOI (Actual)	**$ 1,449,903**

(a) *Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement. The termination fee is offset by that customer's rent leveling asset or liability and fair value lease asset or liability write off, if any, that has been previously recognized. Removing the net termination fees from rental income allows for the calculation of Adjusted Cash NOI (Actual) to include only rental income that is indicative of the property's recurring operating performance.*

(b) *Actual NOI for properties that were contributed or sold during the three-month period is removed.*

(c) *Straight-line rents, free rent and amortization of lease intangibles (above and below market leases) are removed from the rental income of our Operating Portfolio to allow for the calculation of a cash yield.*

(d) *Actual NOI and related adjustments are calculated in local currency and translated at the period-end rate to allow for consistency with other assets and liabilities as of the reporting date.*

Adjusted Cash NOI (Pro Forma) is a non-GAAP financial measure and consists of Adjusted Cash NOI (Actual) for the properties in our Operating Portfolio adjusted to reflect NOI for a full quarter for operating properties that were acquired or stabilized during the quarter.

Adjusted EBITDA. We use Adjusted EBITDA attributable to common stockholders/unitholders ("Adjusted EBITDA"), a non-GAAP financial measure, as a measure of our operating performance. The most directly comparable GAAP measure is net earnings.

We believe Adjusted EBITDA provides relevant and useful information by offering insight into our operating performance before the effects of financing decisions, income taxes, and certain non-cash or non-recurring charges.

We calculate Adjusted EBITDA by beginning with consolidated net earnings attributable to common stockholders and removing the effect of:

(i) gains or losses from the disposition of investments in real estate (excluding development properties and land);
(ii) depreciation and amortization expense;
(iii) impairment charges;
(iv) interest charges;
(v) current and deferred income taxes;
(vi) preferred stock dividends;
(vii) unrealized gains or losses on foreign currency and derivatives;
(viii) stock compensation amortization expense;
(ix) gains from the revaluation of equity investments upon acquisition of a controlling interest;
(x) gains or losses on early extinguishment of debt and derivative contracts (including cash charges); and
(xi) third-party costs associated with the successful formation of new ventures.

We also include an adjustment to reflect a full period of NOI on the operating properties we acquire or stabilize during the quarter and to remove NOI on properties we dispose of during the quarter, assuming all transactions occurred at the beginning of the quarter. For properties we contribute, we make an adjustment to reflect NOI at the new ownership percentage for the full quarter.

We calculate Adjusted EBITDA based on our proportionate ownership share of both our unconsolidated entities and consolidated ventures. We reflect our share of Adjusted EBITDA measures for unconsolidated entities by applying our average ownership percentage for the period to the applicable adjusting items on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by removing the noncontrolling interests share of the applicable adjustments based on our average ownership percentage for the applicable periods.

While we believe Adjusted EBITDA is an important supplemental measure, it should not be used alone as it excludes significant components of net earnings computed under GAAP and is therefore limited as an analytical tool. We do not use Adjusted EBITDA as an alternative measure to net earnings computed under GAAP or as an alternative to cash from operating activities computed under GAAP or as an indicator of our ability to fund our cash needs. Our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies in both the real estate industry and other industries. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation to Adjusted EBITDA from consolidated net earnings attributable to common stockholders.

39

Q3 2026 Supplemental PROLOGIS®

Notes and Definitions (continued)

Annualized Estimated NOI for the properties in our Development Portfolio is based on current TEI multiplied by the Estimated Weighted Average Stabilized Yield.

Assets Under Management ("AUM") represents the estimated fair value of the assets we own or manage through both our consolidated entities and unconsolidated co-investment ventures. We calculate AUM by adding Investment Capacity and the third-party investors' share of the estimated fair value of the assets in the co-investment ventures to Enterprise Value.

Third-Party AUM represents the third-party investors' share of the estimated fair value of the assets in the co-investment ventures plus the Investment Capacity from the third-party investors.

Business Line Reporting is a non-GAAP financial measure. Core FFO and development gains are generated by our three lines of business: (i) real estate operations; (ii) strategic capital; and (iii) development. The real estate operations line of business represents total Prologis Core FFO, less the amount allocated to the strategic capital line of business. The amount of Core FFO allocated to the strategic capital line of business represents the third-party share of asset management fees and transactional fees that we earn from our consolidated and unconsolidated co-investment ventures less costs directly associated with our strategic capital group and Net Promote Income (Expense). Realized development gains include our share of gains on dispositions of development properties and land, net of taxes. To calculate the per share amount, the amount generated by each line of business is divided by the weighted average diluted common shares outstanding used in our Core FFO per share calculation. Management believes evaluating our results by line of business is a useful supplemental measure of our operating performance because it helps the investing public compare the operating performance of Prologis' respective businesses to other companies' comparable businesses. Prologis' computation of FFO by line of business may not be comparable to that reported by other real estate companies as they may use different methodologies in computing such measures.

Calculation of Per Share Amounts

	Three Months Ended		Nine Months Ended	
		Sep. 30,		Sep. 30,
in thousands, except per share amounts	**2026**	**2025**	**2026**	**2025**
Net earnings				
Net earnings attributable to common stockholders	$ 815,734	$ 762,897	$2,857,054	$1,924,122
Noncontrolling interest attributable to exchangeable limited partnership units	16,781	18,781	62,639	47,592
Adjusted net earnings attributable to common stockholders - Diluted	**$ 832,515**	**$ 781,678**	**$2,919,693**	**$1,971,714**
Weighted average common shares outstanding - Basic	944,132	928,851	936,252	928,186
Incremental weighted average effect on exchange of limited partnership units	19,778	22,809	20,629	22,958
Incremental weighted average effect of equity awards	4,601	4,943	4,469	4,680
Weighted average common shares outstanding - Diluted	**968,511**	**956,603**	**961,350**	**955,824**
Net earnings per share - Basic	**$ 0.86**	**$ 0.82**	**$ 3.05**	**$ 2.07**
Net earnings per share - Diluted	**$ 0.86**	**$ 0.82**	**$ 3.04**	**$ 2.06**

	Three Months Ended		Nine Months Ended	
		Sep. 30,		Sep. 30,
in thousands, except per share amounts	**2026**	**2025**	**2026**	**2025**
Core FFO				
Core FFO attributable to common stockholders/ unitholders	$1,544,573	$1,425,630	$4,544,193	$4,177,643
Noncontrolling interest attributable to exchangeable limited partnership units	261	273	714	825
Core FFO attributable to common stockholders/ unitholders - Diluted	**$1,544,834**	**$1,425,903**	**$4,544,907**	**$4,178,468**
Less: Net Promote Income (Expense)	(10,158)	(12,268)	3,689	(36,598)
Core FFO attributable to common stockholders/ unitholders, excluding Net Promote Income (Expense) - Diluted	**$1,554,992**	**$1,438,171**	**$4,541,218**	**$4,215,066**
Weighted average common shares outstanding - Basic	944,132	928,851	936,252	928,186
Incremental weighted average effect on exchange of limited partnership units	19,778	22,909	20,629	23,223
Incremental weighted average effect of equity awards	4,601	4,943	4,469	4,680
Weighted average common shares outstanding - Diluted	**968,511**	**956,703**	**961,350**	**956,089**
Core FFO per share - Diluted	**$ 1.60**	**$ 1.49**	**$ 4.73**	**$ 4.37**
Core FFO per share, excluding Net Promote Income (Expense) - Diluted	**$ 1.61**	**$ 1.50**	**$ 4.72**	**$ 4.41**

Covered Land Plays are income generating assets acquired with the intention to redevelop for higher and better use as industrial properties. These assets may be included in our Operating Portfolio, Value-Added Properties or other real estate investments.

Debt Covenants are calculated in accordance with the respective debt agreements and may be different than other covenants or metrics presented. They are not calculated in accordance with the applicable SEC rules. Please refer to the respective agreements for full financial covenant descriptions. Debt covenants as of the period end were as follows:

	Indenture		Global Line	
	Covenant	**Actual**	**Covenant**	**Actual**
Leverage ratio	<60%	31.5 %	<60%	22.5 %
Fixed charge coverage ratio	>1.5x	7.4x	>1.5x	8.5x
Secured debt leverage ratio	<40%	0.2 %	<40%	0.1 %
Unencumbered asset to unsecured debt ratio	>150%	286.2 %	N/A	N/A
Unencumbered debt service coverage ratio	N/A	N/A	>150%	775.6 %

Debt Metrics. We evaluate the following debt metrics to monitor the strength and flexibility of our capital structure and evaluate the performance of our management. Investors can utilize these metrics to make a determination about our ability to service or refinance our debt. See below for the calculations.

40

Notes and Definitions (continued)

Q3 2026 Supplemental PROLOGIS®

dollars in thousands		Three Months Ended Sep. 30, 2026		Jun. 30, 2026
Debt as a % of gross real estate assets:				
Consolidated debt	$	36,832,482	$	36,442,085
Unamortized deferred financing costs and discount, net		518,009		533,758
Consolidated debt (at par)		37,350,491		36,975,843
Noncontrolling interests share of consolidated debt (at par)		(30,191)		(27,434)
Prologis Share of unconsolidated debt (at par)		5,837,360		5,540,933
Total Prologis Share of debt (at par)		43,157,660		42,489,342
Prologis Share of outstanding foreign currency derivatives		(1,207)		(2,303)
Consolidated cash and cash equivalents		(2,273,497)		(1,765,043)
Noncontrolling interests share of consolidated cash and cash equivalents		44,802		23,735
Prologis Share of unconsolidated cash and cash equivalents		(309,835)		(302,739)
Short-term investments		(1,000,000)		–
Total Prologis Share of debt, net of adjustments		**39,617,923**		**40,442,992**
Consolidated gross investments in real estate		98,759,850		97,013,785
Assets held for sale or contribution		545,788		498,975
Acquired intangible liabilities, net of assets		(788,570)		(805,691)
Consolidated gross real estate assets		98,517,068		96,707,069
Noncontrolling interests share of consolidated gross real estate assets		(4,216,422)		(4,181,455)
Prologis Share of unconsolidated gross real estate assets		21,294,858		20,906,392
Total Prologis Share of gross real estate assets		**115,595,504**		**113,432,006**
Debt as a % of gross real estate assets		**34.3 %**		**35.7 %**
Debt as a % of gross Market Capitalization:				
Total Prologis Share of debt, net of adjustments	**$**	**39,617,923**	**$**	**40,442,992**
Total outstanding common stock and limited partnership units		969,464		951,950
Share price at quarter end	$	129.84	$	135.47
Total equity capitalization		125,875,206		128,960,667
Total Prologis Share of debt, net of adjustments		39,617,923		40,442,992
Gross Market Capitalization		**165,493,129**		**169,403,659**
Debt as a % of gross Market Capitalization		**23.9 %**		**23.9 %**
Secured debt as a % of gross real estate assets:				
Consolidated secured debt (at par)		218,177		222,490
Noncontrolling interests share of consolidated secured debt (at par)		(18,359)		(18,563)
Prologis Share of unconsolidated secured debt (at par)		255,285		206,816
Total Prologis Share of secured debt (at par)	**$**	**455,103**	$	**410,743**
Total Prologis Share of gross real estate assets		**115,595,504**		**113,432,006**
Secured debt as a % of gross real estate assets		**0.4 %**		**0.4 %**
Unencumbered gross real estate assets to unsecured debt:				
Consolidated unencumbered gross real estate assets		97,811,732		95,972,736
Noncontrolling interests share of consolidated unencumbered gross real estate assets		(4,153,989)		(4,119,055)
Prologis Share of unconsolidated unencumbered gross real estate assets		20,793,023		20,516,647
Total Prologis Share of unencumbered gross real estate assets		**114,450,766**		**112,370,328**
Consolidated unsecured debt (at par)		37,132,314		36,753,353
Noncontrolling interests share of consolidated unsecured debt (at par)		(11,832)		(8,871)
Prologis Share of unconsolidated unsecured debt (at par)		5,582,075		5,334,117
Total Prologis Share of unsecured debt (at par)		**42,702,557**		**42,078,599**
Unencumbered gross real estate assets to unsecured debt		**268.0 %**		**267.0 %**

dollars in thousands		Three Months Ended Sep. 30, 2026		Jun. 30, 2026
Fixed Charge Coverage Ratio:				
Adjusted EBITDA (a)	$	2,080,543	$	2,142,622
Adjusted EBITDA-annualized including trailing twelve months of development gains and other and excluding Net Promote Income (Expense) (b)	$	8,721,387	$	8,601,858
Net Promote Income (Expense) for the trailing twelve months		(8,672)		(10,783)
Adjusted EBITDA-annualized	$	8,712,715	$	8,591,075
Annualized NOI adjustment for real estate transactions		6,960		(19,704)
Adjusted EBITDA, including NOI from real estate transactions, annualized	**$**	**8,719,675**	**$**	**8,571,371**
Interest expense	$	286,955	$	276,311
Amortization and write-off of deferred loan costs		(7,844)		(7,817)
Amortization of debt discount, net		(13,534)		(13,410)
Capitalized interest		29,252		29,270
Preferred stock dividends		1,369		1,347
Noncontrolling interests share of consolidated fixed charges		(417)		(207)
Prologis Share of unconsolidated fixed charges		54,184		51,708
Total Prologis Share of fixed charges	$	349,965	$	337,202
Total Prologis Share of fixed charges, annualized	**$**	**1,399,860**	**$**	**1,348,808**
Fixed charge coverage ratio		**6.2x**		**6.4x**
Debt to Adjusted EBITDA:				
Total Prologis Share of debt, net of adjustments	**$**	**39,617,923**	**$**	**40,442,992**
Adjusted EBITDA-annualized	**$**	**8,712,715**	**$**	**8,591,075**
Debt to Adjusted EBITDA ratio		**4.5x**		**4.7x**

(a) Refer to page 9 for a reconciliation to Adjusted EBITDA from Consolidated Net Earnings Attributable to Common Stockholders.

(b) Prologis Share of gains on dispositions of development properties and land for the trailing twelve months was $666.8 million and $593.3 million for the current quarter and the previous quarter, respectively.

Development Portfolio includes industrial and non-industrial properties, data centers, yards and parking lots that are under development and properties that are developed but have not met Stabilization. At September 30, 2026, total TEI for yards, parking lots, data centers and non-industrial assets was $2.9 billion on an Owned and Managed basis and $2.8 billion on a Prologis Share basis. We do not disclose square footage for yards and parking lots.

Enterprise Value equals our Market Equity plus our share of total debt.

Estimated Build Out (TEI and Sq Ft) represents the estimated TEI and finished square feet available for lease upon completion of an industrial building on existing parcels of land.

Estimated Value Creation represents the value that we expect to create through our development and leasing activities. We calculate Estimated Value Creation by estimating the Stabilized NOI that the property will generate and applying a stabilized capitalization rate applicable to that property. Estimated Value Creation is calculated as the amount by which the value exceeds our TEI, including closing costs and taxes, if any, and does not include any fees or promotes we may earn.

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Notes and Definitions (continued)

Q3 2026 Supplemental PROLOGIS®

Estimated Weighted Average Margin is calculated on development properties as Estimated Value Creation, less estimated closing costs and taxes, if any, on properties expected to be sold or contributed, divided by TEI.

Estimated Weighted Average Stabilized Yield is calculated on the properties in the Development Portfolio as Stabilized NOI divided by TEI. The yields on a Prologis Share basis were as follows:

	Pre-Stabilized Developments	2026 Expected Completion	2027 and Thereafter Expected Completion	Total Development Portfolio
U.S.	6.8 %	6.3 %	7.9 %	7.6 %
Other Americas	5.0 %	8.9 %	8.8 %	8.2 %
Europe	5.0 %	5.5 %	5.9 %	5.4 %
Asia	5.7 %	6.2 %	4.9 %	5.3 %
Total	6.1 %	6.2 %	7.5 %	7.1 %

Fee Related Earnings ("FRE") is a non-GAAP financial measure and component of NAV. It is used to assess the performance of our strategic capital business and enables management and investors to estimate the corresponding fair value. FRE is calculated as the third-party share of asset management fees and transactional fees from our consolidated and unconsolidated co-investment ventures and other ventures, net of direct and allocated related expenses. As non-GAAP financial measures, FRE has certain limitations as an analytical tool and may vary among real estate and asset management companies. As a result, we provide a reconciliation of Strategic Capital Revenues (from our Consolidated Financial Statements prepared in accordance with U.S. GAAP) to our FRE measure, as follows:

in thousands	Three Months Ended	Nine Months Ended Sep. 30, 2026
Strategic capital revenues	$ 164,326	$ 566,757
Less: Strategic capital revenue from property management fees	(40,142)	(122,236)
Less: Prologis Share of asset management fees and transactional fees from unconsolidated entities	(27,372)	(78,459)
Add: Third-party share of asset management fees and transactional fees from consolidated ventures	12,558	36,329
Effect of foreign currency exchange	2,943	4,221
Third-party share of fee related and promote revenue	**$ 112,313**	**$ 406,612**
Less: Promote revenue	(687)	(83,990)
Fee related revenue	**$ 111,626**	**$ 322,622**
Less: Strategic capital expenses for asset management fees and transactional fees	(40,413)	
Fee Related Earnings	**$ 71,213**	

Fee Related Earnings Annualized utilizes the components of the current quarter FRE to calculate an estimated annual FRE amount. FRE annualized is calculated as the current quarter third-party share of asset management fees from consolidated and unconsolidated co-investment ventures multiplied by four plus the third-party share of transactional fees from consolidated and unconsolidated co-investment ventures for the trailing twelve months. This total is reduced by trailing twelve months of strategic capital expenses for asset management and transactional fees.

FFO, as modified by Prologis attributable to common stockholders/unitholders ("FFO, as modified by Prologis"); Core FFO attributable to common stockholders/unitholders ("Core FFO"); AFFO attributable to common stockholders/unitholders ("AFFO"); (collectively referred to as "FFO"). FFO is a non-GAAP financial measure that is commonly used in the real estate industry, with net earnings as the most directly comparable GAAP measure.

The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as earnings computed under GAAP to exclude depreciation and gains and losses from sales net of any related tax, along with impairment charges, of previously depreciated properties. We exclude the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of our investment, as these are similar to gains from the sales of previously depreciated properties. This measure excludes similar adjustments from our unconsolidated entities and the third parties' share of our consolidated ventures.

Our FFO Measures

Our FFO measures begin with NAREIT's definition, with certain adjustments to calculate FFO, as modified by Prologis, and Core FFO, both as defined below, to reflect our business and execution of our management strategy. While these adjustments are subject to significant fluctuations from period to period, with both positive and negative short-term impacts, the removal of the effects of these items enhances our understanding of the core operating performance of our properties over the long term.

We use FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate our performance against other REITs that do not have similar operations or operations in jurisdictions outside the U.S. We use both Core FFO and AFFO to (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; (v) provide guidance to the financial markets to understand our expected operating performance; and (vi) evaluate how a specific potential investment will impact our future results.

We calculate our FFO measures based on our proportionate ownership share of both our unconsolidated entities and consolidated ventures. We reflect our share of our FFO measures for unconsolidated entities by applying our average ownership percentage for the period to the applicable adjustments on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by removing the noncontrolling interests share of the applicable adjustments based on our average ownership percentage for the applicable periods.

FFO, as modified by Prologis

To arrive at FFO, *as modified by Prologis*, we adjust the NAREIT defined FFO measure to exclude:

(i) deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;
(ii) current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from our defined FFO measure; and
(iii) foreign currency exchange gains and losses resulting from (a) debt transactions between us and our foreign entities; (b) third-party debt that is used to hedge our investment in foreign entities; (c) derivative financial instruments related to any such debt transactions; and (d) mark-to-market adjustments associated with derivative and other financial instruments.

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Notes and Definitions (continued)

Q3 2026 Supplemental PROLOGIS®

Core FFO

To arrive at Core FFO, we adjust FFO, as modified by Prologis, to exclude the following:

(i) gains or losses from the disposition of land and development properties that were developed with the intent to contribute or sell;
(ii) income tax expense related to the sale of investments in real estate;
(iii) impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties;
(iv) gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock; and
(v) third-party costs associated with the successful formation of new ventures.

AFFO

To arrive at AFFO, we adjust Core FFO to include realized gains from the disposition of land and development properties, net of current tax expense, turnover costs and property improvements and exclude the following items that we recognize directly in Core FFO:

(i) straight-line rents;
(ii) amortization of above- and below-market lease intangibles;
(iii) amortization of management contracts;
(iv) amortization of debt premiums and discounts and financing costs, net of amounts capitalized; and
(v) stock compensation amortization expense.

Limitations on the use of our FFO measures

While we believe our modified FFO measures are important supplemental measures, neither NAREIT's measures or our measures of FFO should be used alone because they exclude significant components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Some of these limitations arise from excluding income tax expense that may be payable or depreciation and amortization expenses that reflect costs necessary to maintain operating performance. In addition, our FFO measure does not reflect changes in asset values resulting from fluctuations in market conditions or foreign currency exchange rates nor costs or benefits from settlement of deferred income taxes or the extinguishment of debt. We do not use NAREIT's measures or our measures of FFO as alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

We compensate for the limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete Consolidated Financial Statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our modified FFO measures from consolidated net earnings attributable to common stockholders.

General and Administrative Expenses ("G&A"). Our property management personnel perform the property-level management of the properties in our Owned and Managed portfolio, which includes properties we consolidate and those we manage that are owned by the unconsolidated co-investment ventures. We allocate the costs of our property management function to the properties we consolidate (included in Rental Expenses) and the properties owned by the unconsolidated co-investment ventures (included in Strategic Capital Expenses) by using the square feet owned by the respective portfolios. Strategic Capital Expenses also include the direct expenses associated with the asset management of the unconsolidated co-investment ventures provided by our employees who are assigned to our strategic capital segment as well as promote expenses. We do not allocate indirect costs to Strategic Capital Expenses.

We capitalize certain costs directly related to our development. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows:

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,	
in thousands	2026	2025	2026	2025
Building and land development activities	$ 30,523	$ 29,002	$ 80,096	$ 84,787
Operating building improvements and other	10,638	15,115	49,813	43,609
Total capitalized G&A	**$ 41,161**	**$ 44,117**	**$ 129,909**	**$ 128,396**

G&A as a Percent of Gross Book Value/Assets Under Management (dollars in thousands)	
Adjusted G&A (trailing twelve months):	
Net G&A	$ 520,993
Add: strategic capital expenses (excluding promote expense)	279,051
Less: strategic capital property management expenses	(109,916)
Adjusted G&A (trailing twelve months):	**$ 690,128**
Gross book value at period end (a):	
Operating properties	$ 146,791,557
Development portfolio - TEI	7,883,986
Land portfolio	5,070,946
Other real estate investments and assets held for sale	9,820,133
Total gross book value at period end (a)	**$ 169,566,622**
G&A as % of gross book value at period end (a)	**0.41 %**
Total value of Assets Under Management (a)	**$ 237,892,666**
G&A as % of Assets Under Management	**0.29 %**

(a) *On an Owned and Managed basis.*

Guidance. The following is a reconciliation of our annual guided Net Earnings per share to our guided Core FFO per share:

	Low	High
Net earnings attributable to common stockholders (a)	**$ 4.05**	**$ 4.15**
Our share of:		
Depreciation and amortization	3.28	3.32
Net gains on real estate transactions, net of taxes	(1.12)	(1.22)
Unrealized foreign currency losses (gains), losses (gains) on early extinguishment of debt and other, net	0.04	0.04
Core FFO attributable to common stockholders/unitholders	**$ 6.25**	**$ 6.29**
Less: Net Promote Income (Expense)	–	–
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)	**$ 6.25**	**$ 6.29**

(a) *Earnings guidance includes potential future gains recognized from real estate transactions, but excludes future foreign currency or derivative gains or losses as these items are difficult to predict.*

IBI Activity Index is a seasonally adjusted diffusion index based on a monthly survey of business activity from a geographically diverse group of respondents across the U.S. Readings greater than 50 reflect growth in activity. These are proprietary metrics for the U.S. Prologis portfolio.

43

Notes and Definitions (continued)

Q3 2026 Supplemental PROLOGIS

Income Taxes.

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,	
in thousands	**2026**	**2025**	**2026**	**2025**
Current income tax expense	$ 51,751	$ 57,090	$179,317	$119,639
Current income tax expense (benefit) on dispositions	7,413	2,757	16,947	4,632
Total current income tax expense (benefit)	59,164	59,847	196,264	124,271
Deferred income tax expense (benefit)	38,795	(5,312)	57,839	(2,948)
Total income tax expense (benefit)	**$ 97,959**	**$ 54,535**	**$254,103**	**$121,323**

Interest Expense.

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,	
in thousands	**2026**	**2025**	**2026**	**2025**
Gross interest expense	$294,829	$262,282	$845,875	$752,770
Amortization of debt discounts, net	13,534	14,234	40,104	42,061
Amortization of finance costs	7,844	7,459	23,133	22,389
Interest expense before capitalization	316,207	283,975	909,112	817,220
Capitalized amounts	(29,252)	(25,701)	(91,560)	(75,329)
Interest Expense	**$286,955**	**$258,274**	**$817,552**	**$741,891**

Investment Capacity is our estimate of the gross real estate that could be acquired by our co-investment ventures through the use of existing equity commitments from us and third-party investors, less any unpaid redemption requests, assuming a midpoint of the target leverage range of the ventures.

Lease Negotiation Gestation is the measurement of the number of days between the first proposal exchange with the prospective customer and the final lease signing, including lease terms less than twelve months. This is for new leases in our Operating Portfolio only and excludes renewals.

Lease Proposals are the total initial proposals sent to prospective customers in our Operating Portfolio, measured by net rentable area in square feet. Proposals as a percent of available net rentable area refers to proposals on units vacant or expiring in the next twelve months. Includes proposals with lease terms less than twelve months, as well as customer expansions and renewals.

Market Capitalization equals Market Equity, less liquidation preference of the preferred shares/units, plus our share of total debt.

Market Equity equals outstanding shares of common stock and units multiplied by the closing stock price plus the liquidation preference of the preferred shares/units.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular line of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, we have presented the financial results and investments related to our business components that we believe are important in calculating our NAV but we have neither presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, strategic capital platform or development platform.

Net Effective Rent is calculated at the beginning of the lease using estimated total cash base rent to be received over the term and annualized, and excludes fair value lease amortization from acquisitions. Amounts derived in a currency other than the U.S. dollar have been translated using the average exchange rate from the previous twelve months. The per square foot number is calculated by dividing the Net Effective Rent by the occupied square feet of the lease.

Net Operating Income ("NOI") is a non-GAAP financial measure used to evaluate our operating performance and represents rental revenue less rental expenses. For our consolidated properties, it is calculated directly from our Consolidated Financial Statements as Rental Revenue less Rental Expenses.

Net Promote Income (Expense) is promote revenue earned from third-party investors during the period, net of related cash and stock compensation expenses, and taxes and foreign currency derivative gains and losses, if applicable.

Net Property Management Income represents property management fees less the costs of providing property management services.

Non-GAAP Pro-Rata Financial Information. This information includes non-GAAP financial measures. The Prologis Share of unconsolidated co-investment ventures are derived on an entity-by-entity basis by applying our ownership percentage to each line item in the GAAP financial statements of these ventures to calculate our share of that line item. For purposes of balance sheet data, we use our ownership percentage at the end of the period and for operating information we use our average ownership percentage during the period consistent with how we calculate our share of net earnings (loss) during the period for our consolidated financial statements. We use a similar calculation to derive the noncontrolling interests share of each line item in our consolidated financial statements.

We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our co-investment ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interests, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the co-investment venture. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure.

We do not control the unconsolidated co-investment ventures for purposes of GAAP and the presentation of the assets and liabilities and revenues and expenses do not represent a legal claim to such items. The operating agreements of the unconsolidated co-investment ventures generally provide that investors, including Prologis, may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale, or (3) upon liquidation of the venture. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Upon liquidation of the co-investment venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the investors generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

Because of these limitations, the Non-GAAP Pro-Rata Financial Information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP.

44

Q3 2026 Supplemental PROLOGIS®

Notes and Definitions (continued)

Non-Strategic Assets are industrial properties, which we acquired primarily through Merger and Acquisition ("M&A") transactions, that we do not intend to hold long-term. These industrial properties are classified as other real estate Investments.

Operating Portfolio represents industrial properties in our Owned and Managed portfolio that have reached Stabilization. Assets held for sale, Non-Strategic Assets and non-industrial assets are excluded from the portfolio. NOI of our Operating Portfolio excludes net termination fees and adjustments. Prologis Share of NOI includes NOI for the properties contributed to or acquired from co-investment ventures at our actual share prior to and subsequent to change in ownership. The U.S. markets not presented consist of Austin, Charlotte, Columbus, Denver, Louisville, Portland, Raleigh-Durham, Reno, San Antonio, Savannah and Tampa. The European countries not presented consist of Belgium, Czech Republic, Hungary, Italy, Poland, Slovakia, Spain and Sweden.

Owned and Managed represents the consolidated properties as well as properties owned by our unconsolidated co-investment ventures, which we manage.

Prologis Share represents our proportionate economic ownership of each entity, or property included in our total Owned and Managed portfolio, whether consolidated or unconsolidated.

Power Pipeline is expressed in watts and consists of Secured Power and Advanced Stage Power. All sites in the Power Pipeline are owned or controlled by the company and are subject to applicable approvals, including regulatory approvals and entitlements.

Secured Power is utility-fed power capacity that is subject to binding agreements with utilities and expected to support our data center development pipeline, including capacity currently under development.

Advanced Stage Power is utility-fed power capacity that is not yet secured but is in advanced discussions with the applicable utilities and is expected to support our data center development pipeline. There is no guarantee that such capacity will become secured power.

Rental Revenues.

in thousands	Three Months Ended Sep. 30, 2026	Three Months Ended Sep. 30, 2025	Nine Months Ended Sep. 30, 2026	Nine Months Ended Sep. 30, 2025
Rental revenues	$1,585,499	$1,450,801	$4,617,231	$4,221,630
Rental recoveries	442,956	438,473	1,383,097	1,311,976
Amortization of lease intangibles	73,020	79,647	220,036	254,026
Straight-line rents	103,794	85,279	287,063	279,165
Rental Revenues	**$2,205,269**	**$2,054,200**	**$6,507,427**	**$6,066,797**

Rent Change (Cash) represents the percentage change in starting rental rates per the lease agreement, on new and renewed leases, commenced during the period compared with the previous ending rental rates in that same space. This measure excludes any short-term leases of less than one-year, holdover payments, free rent periods and introductory ("teaser") rates defined as 50% or less of the stabilized rate.

Rent Change (Net Effective) represents the percentage change in net effective rental rates (average rate over the lease term), on new and renewed leases, commenced during the period compared with the previous net effective rental rates for the same respective spaces. This measure excludes any short-term leases of less than one year and holdover payments.

Retention is the square footage of all leases commenced during the period that are rented by existing tenants divided by the square footage of all expiring leases during the reporting period. The square footage of tenants that default or buy-out prior to expiration of their lease and short-term leases of less than one year, are not included in the calculation.

Same Store. Our same store metrics are non-GAAP financial measures, which are commonly used in the real estate industry and expected from the financial community, on both a net effective and cash basis.

We evaluate the performance of the operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, which allows us and investors to analyze our ongoing business operations. We determine our same store metrics on property NOI, which is calculated as rental revenue less rental expense for the applicable properties in the same store population for both consolidated and unconsolidated properties based on our ownership interest, as further defined below.

We define our same store population for the three months ended September 30, 2026 as the properties in our Owned and Managed Operating Portfolio, including the property NOI for both consolidated properties and properties owned by the unconsolidated co-investment ventures at January 1, 2025 and owned throughout the same three-month period in both 2025 and 2026.

We believe the drivers of property NOI for the consolidated portfolio are generally the same for the properties owned by the ventures in which we invest and therefore we evaluate the same store metrics of the Owned and Managed portfolio based on Prologis' ownership in the properties ("Prologis Share").

The same store population excludes properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period (January 1, 2025) and properties acquired or disposed of to third parties during the periods. To derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S. dollar, for both periods.

As non-GAAP financial measures, the same store metrics have certain limitations as an analytical tool and may vary among real estate companies. As a result, we provide a reconciliation of Rental Revenues less Rental Expenses ("Property NOI") (from our Consolidated Financial Statements prepared in accordance with U.S. GAAP) to our Same Store Property NOI measures, as follows:

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Q3 2026 Supplemental PROLOGIS

Notes and Definitions (continued)

dollars in thousands	Three Months Ended Sep. 30, 2026	2025	Change (%)
Reconciliation of Consolidated Property NOI to Same Store Property NOI measures:			
Rental revenues	$2,205,269	$ 2,054,200	
Rental expenses	(511,715)	(484,635)	
Consolidated Property NOI	**$1,693,554**	**$ 1,569,565**	
Adjustments to derive same store results:			
Property NOI from consolidated properties not included in same store portfolio and other adjustments (a)	(210,095)	(163,892)	
Property NOI from unconsolidated co-investment ventures included in same store portfolio (a)(b)	1,001,336	955,412	
Third parties' share of Property NOI from properties included in same store portfolio (a)(b)	(774,809)	(743,868)	
Prologis Share of Same Store Property NOI - Net Effective (b)	**$1,709,986**	**$ 1,617,217**	**5.7 %**
Consolidated properties straight-line rent and fair value lease amortization included in the same store portfolio (c)	(137,117)	(132,380)	
Unconsolidated co-investment ventures straight-line rent and fair value lease amortization included in the same store portfolio (c)	(37,816)	(38,610)	
Third parties' share of straight-line rent and fair value lease amortization included in the same store portfolio (b)(c)	29,103	31,079	
Prologis Share of Same Store Property NOI - Cash (b)(c)	**$1,564,156**	**$ 1,477,306**	**5.9 %**

(a) *We exclude properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the periods and properties acquired or disposed of to third parties during the periods. We also exclude one-time items due to early lease terminations, including termination fees received from customers and the write-off of related lease assets and liabilities, that are not indicative of the property’s recurring operating performance in order to evaluate the growth or decline in each property’s rental revenues. Same Store Property NOI is adjusted to include an allocation of property management expenses for our consolidated properties based on the property management services provided to each property (generally, based on a percentage of revenues). On consolidation, these amounts are eliminated and the actual costs of providing property management and leasing services are recognized as part of our consolidated rental expense.*

(b) *We include the Property NOI for the same store portfolio for both consolidated properties and properties owned by the co-investment ventures based on our investment in the underlying properties. In order to calculate our share of Same Store Property NOI from the co-investment ventures in which we own less than 100%, we use the co-investment ventures’ underlying Property NOI for the same store portfolio and apply our ownership percentage at September 30, 2026 to the Property NOI for both periods, including the properties contributed during the periods. We adjust the total Property NOI from the same store portfolio of the co-investment ventures by subtracting the third parties' share of both consolidated and unconsolidated co-investment ventures.*

During the periods presented, certain wholly owned properties were contributed to a co-investment venture and are included in the same store portfolio. Neither our consolidated results nor those of the co-investment ventures, when viewed individually, would be comparable on a same store basis because of the changes in composition of the respective portfolios from period to period (e.g. the results of a contributed property are included in our consolidated results through the contribution date and in the results of the venture subsequent to the contribution date based on our ownership interest at the end of the period). As a result, only line items labeled "Prologis Share of Same Store Property NOI" are comparable period-over-period.

(c) *We further remove certain noncash items (straight-line rent and fair value lease amortization) included in the financial statements prepared in accordance with U.S. GAAP to reflect a Same Store Property NOI - Cash measure.*

We manage our business and compensate our executives based on the same store results of our Owned and Managed portfolio at 100% as we manage our portfolio on an ownership-blind basis. We calculate those results by including 100% of the properties included in our same store portfolio.

Same Store Average Occupancy represents the average occupied percentage of the Same Store portfolio for the period.

Space Utilization is our customer's assessment of their utilization of their unit on a scale of 0-100% and is based on a monthly survey of a geographically diverse group of respondents across the U.S portfolio.

Stabilization is defined as the earlier of when a property that was developed has been completed for one year, is contributed to a co-investment venture following completion or is 90% occupied. Upon Stabilization, a property is moved into our Operating Portfolio.

Stabilized NOI is equal to the estimated twelve months of potential gross rental revenue (base rent, including above or below market rents plus operating expense reimbursements) multiplied by 95% to adjust income to a stabilized vacancy factor of 5% minus estimated operating expenses.

Total Expected Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change.

Turnover Costs represent the estimated obligations incurred in connection with the signing of a lease, including leasing commissions and tenant improvements, and are presented for leases that commenced during the period. Tenant improvements include costs to prepare a space for a new tenant or a lease renewal with the current tenant, and they exclude costs for a first-generation lease (i.e., a new development property) and short-term leases of less than one year.

Value-Added Properties are properties we have either acquired at a discount and believe we could provide greater returns post-stabilization or properties we expect to repurpose to higher uses.

Weighted Average Interest Rate is based on the effective rate, which includes the amortization of related premiums and discounts and finance costs.

Weighted Average Stabilized Capitalization ("Cap") Rate is calculated as Stabilized NOI divided by the Acquisition Price.

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